United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Apollo Commercial Real Estate Finance, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2019

To the Stockholders of Apollo Commercial Real Estate Finance, Inc.:

The 2019 annual meeting of stockholders (the “Annual Meeting”) of Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“ARI,” our “Company,” “we,” “our” or “us”), will be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on June 12, 2019, at 9:00 a.m., Eastern Time, to consider and vote on the following matters:

(1)	The election of seven directors to serve on ARI’s board of directors until ARI’s 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2)	The ratification of the appointment of Deloitte & Touche LLP as ARI’s independent registered public accounting firm for the 2019 fiscal year;

(3)	A resolution to approve, on an advisory basis, the compensation of ARI’s named executive officers, as more fully described in the accompanying proxy statement;

(4)	The approval of the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan; and

(5)	The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The close of business on April 16, 2019 has been fixed by our board of directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

We hope that all stockholders who can do so will attend the Annual Meeting in person. Whether or not you plan to attend, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to ARI. By submitting your proxy voting instructions promptly, you can help ARI avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.

If you hold shares of our common stock, par value $0.01 per share (“Common Stock”), in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock.

Your proxy is being solicited by our board of directors. Our board of directors recommends that you vote FOR the election of the nominees listed in the accompanying proxy statement to serve on our board of directors until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year, FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers and FOR the approval of the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan.

By Order of the Board,

/s/ Jai Agarwal
Jai Agarwal
Chief Financial Officer, Treasurer and Secretary

New York, New York

April 29, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 12, 2019. The Proxy Statement and our 2018 Annual Report to Stockholders are available at:

http://viewproxy.com/apolloreit/2019/.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2019

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“ARI,” our “Company,” “we,” “our” or “us”), for use at ARI’s 2019 annual meeting of stockholders (the “Annual Meeting”) to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on June 12, 2019, at 9:00 a.m., Eastern Time, or at any postponements or adjournments thereof.

If you are a registered holder of shares of common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on the record date, you may vote your shares of Common Stock in person at the Annual Meeting or by proxy. If you hold shares of Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, (ii) submitting a later dated proxy or (iii) voting in person at the Annual Meeting. Attending the Annual Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes in person at the Annual Meeting. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted FOR the election of the nominees named in this Proxy Statement as directors, to serve on our board of directors until our 2020 annual meeting of stockholders and until their successors are duly elected and qualify, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year, FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement and FOR the approval of the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”). As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion, or, if any of the nominees named in this Proxy Statement are unable or unwilling to serve, FOR the election of any other nominees designated by our board of directors.

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being made available or sent to stockholders on or about April 29, 2019.

ANNUAL REPORT

This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2018, including financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm, and their report thereon, dated February 13, 2019.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on April 16, 2019 (the “Record Date”) with respect to (i) the election of seven directors to serve on our board of directors until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify, (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year, (iii) the resolution to approve, on an advisory basis, the compensation of our named executive officers, (iv) the approval of the 2019 Equity Incentive Plan and (v) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.

The presence, in person or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year. Therefore, if you hold your shares in street name and do not give the broker or nominee specific voting instructions on the election of directors, the resolution to approve, on an advisory basis, the compensation of our named executive officers or the approval of the 2019 Equity Incentive Plan, your shares will not be voted on those items, and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items. Abstentions will have no effect on the voting results for any of the proposals.

The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of a director, a plurality of all the votes cast in the election of directors at the Annual Meeting; (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal; (iii) for the resolution to approve, on an advisory basis, the compensation of our named executive officers, a majority of all votes cast on the proposal; and (iv) for the approval of the 2019 Equity Incentive Plan, a majority of all the votes cast on the proposal. The board of directors knows of no other matters that may properly be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

As of the Record Date, we had 136,281,597 shares of Common Stock issued and outstanding.

1. ELECTION OF DIRECTORS

Board of Directors

Our board of directors is currently comprised of eight directors: Jeffrey M. Gault, Mark C. Biderman, Robert A. Kasdin, Cindy Z. Michel, Eric L. Press, Scott S. Prince, Stuart A. Rothstein and Michael E. Salvati. In accordance with our charter (the “Charter”) and bylaws (the “Bylaws”), each director will hold office until our next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal.

As previously disclosed, on February 12, 2019, Mr. Gault, the non-executive Chairman of our board of directors, informed our board of directors that he will not be standing for re-election to our board of directors at the Annual Meeting. Mr. Gault’s decision to not stand for re-election was not the result of any dispute or disagreements with our Company on any matter relating to our operations, policies or practices. Our board of directors expects to appoint a new Chairman of our board of directors following the Annual Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee of our board of directors (the “Nominating and Corporate Governance Committee”), our board of directors has approved a reduction in the size of our board of directors to seven, effective immediately following the Annual Meeting, and is nominating seven directors for re-election. Mark C. Biderman, Robert A. Kasdin, Cindy Z. Michel, Eric L. Press, Scott S. Prince, Stuart A. Rothstein and Michael E. Salvati have been nominated by our board of directors to stand for re-election as directors by the stockholders at the Annual Meeting, to serve until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify, or until their earlier resignation, death or removal. It is intended that the shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the re-election of Messrs. Biderman, Kasdin, Press, Prince, Rothstein and Salvati and Ms. Michel as directors, unless otherwise instructed. If the candidacy of Messrs. Biderman, Kasdin, Press, Prince, Rothstein or Salvati or Ms. Michel should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors. Our board of directors has no reason to believe that, if elected, any of Messrs. Biderman, Kasdin, Press, Prince, Rothstein and Salvati and Ms. Michel will be unable or unwilling to serve as director.

Information Regarding the Nominees for Re-Election as Directors

The following information is furnished as of April 29, 2019 regarding the nominees for re-election as directors.

Mark C. Biderman, 73, has been one of our directors since November 2010. Mr. Biderman also served on the Board of Directors for Apollo Residential Mortgage, Inc. (NYSE: AMTG) (“AMTG”), a Maryland corporation formerly managed by an affiliate of Apollo Global Management, LLC, from its initial public offering in July 2011 until its merger with and into our Company in August 2016. Since February 2011, Mr. Biderman had been a member of the board of directors of Atlas Energy GP LLC, General Partner of Atlas Energy, L.P., an energy-focused master limited partnership. In February of 2015, Atlas Energy GP LLC completed a merger with a subsidiary of Targa Resources Group (NYSE: TRGP), forming a new public company. Mr. Biderman then ceased being a director of Atlas Energy GP, LLC and became a director of Atlas Energy Group, LLC (NYSE: ATLS). Since August 2010, Mr. Biderman had been a member of the Board of Directors of the Full Circle Capital Corporation (NASDAQ: FULL), an externally managed business development company. In November 2016, Full Circle Capital Corporation merged with and into Great Elm Capital Corp. (NYSE: GECC). Mr. Biderman then ceased being a director of Full Circle Capital Corporation and became a director of Great Elm Capital Corporation, and from November 2017 to November 2018, he was an advisor to the company. Mr. Biderman served as a member of the Board of Directors of Atlas Energy, Inc., an independent natural gas producer that also owned an interest in an energy services provider, from July 2009 through February 2011.

Since January 2009, Mr. Biderman has been a consultant focused on the financial services sector. Mr. Biderman served as Vice Chairman of National Financial Partners Corp. (NYSE: NFP), a benefits, insurance and wealth management services firm, from September 2008 through December 2008. From November 1999 until September 2008, he served as NFP’s Executive Vice President and Chief Financial Officer. From 1987 to 1999, Mr. Biderman served as Managing Director and Head of the Financial Institutions Group at CIBC World Markets, or CIBC, an investment banking firm, and its predecessor, Oppenheimer & Co., Inc. Prior to investment banking, he was an equity research analyst covering the commercial banking industry. Mr. Biderman was on the “Institutional Investor” All American Research Team from 1973 to 1985 and was First Team Bank Analyst in 1974 and 1976. Mr. Biderman chaired the Due Diligence Committee at CIBC and served on the Commitment and Credit Committees. He serves on the Board of Governors and as Treasurer of Hebrew Union College-Jewish Institute of Religion, on the Board of Trustees of Congregation Rodeph Sholom and is a member of the Disciplinary Committee of the CFA Institute. Mr. Biderman is a Chartered Financial Analyst. Mr. Biderman received a BSE degree, with high honors, in chemical engineering from Princeton University and an MBA from the Harvard Graduate School of Business Administration. Mr. Biderman qualifies as an “audit committee financial expert” under the guidelines of the Securities and Exchange Commission (the “SEC”). Mr. Biderman was selected to serve as a director on our board of directors because of his business acumen and valuable operational experience.

Robert A. Kasdin, 61, has been one of our directors since April 2014. Mr. Kasdin has served as Senior Vice President and Chief Operating Officer of Johns Hopkins Medicine since July 2015, and as Chief Financial Officer of Johns Hopkins Medicine since 2018. Prior to joining Johns Hopkins Medicine, he served as Senior Executive Vice President of Columbia University from September 2002 to June 2015. Prior to joining Columbia University, he served as the Executive Vice President and Chief Financial Officer of the University of Michigan from 1997 to 2002. Before his service at the University of Michigan, he was the Treasurer and Chief Investment Officer for the Metropolitan Museum of Art in New York City from 1993 to 1997, and, from 1988 to 1992, served as Vice President and General Counsel for Princeton University Investment Company. He began his career as a corporate attorney at Davis Polk & Wardwell LLP. Mr. Kasdin served on the Board of Directors of Noranda Aluminum Holding Corporation (NYSE: NOR) from February 2008 to March 2014 and the Harbor Funds since January 2014. Mr. Kasdin is also a trustee of the National September 11 Memorial & Museum, a member of the Council on Foreign Relations, and a member of the board of directors of The Y in Central Maryland. Mr. Kasdin earned his A.B. from Princeton University and his J.D. from Harvard Law School. Mr. Kasdin was selected to serve on our board of directors based on his legal experience as well as his leadership, financial and management experience with large, complex institutions, including construction projects and major real estate development on behalf of those institutions, which brings an important perspective to our strategic planning.

Cindy Z. Michel, 45, has been one of our directors since May 2017. Ms. Michel joined Apollo Global Management, LLC (NYSE: APO) (together with its subsidiaries, “Apollo”) in 2007 and currently serves as its Chief Compliance Officer. Prior to joining Apollo, Ms. Michel served as the Director of Compliance of the Private Equity Division and the Global Trading Strategies Group at Lehman Brothers. Prior to that, she was associated with the investment bank Credit Suisse Securities as a member of its Compliance Department supporting the Private Equity and Investment Banking businesses. Before joining Credit Suisse Securities, Ms. Michel was associated with the law firm of DLA Piper LLP (US). Ms. Michel graduated from Columbia University with an A.B. in English and Economics and holds a J.D. from Boston University School of Law. Ms. Michel was nominated for election to our board of directors because of her extensive compliance experience and her strong knowledge of corporate governance and operations for public companies.

Eric L. Press, 53, has been one of our directors since June 2009. He is also a Vice President of ACREFI Management, LLC (our “Manager”) and a member of our Manager’s Investment Committee. Mr. Press has been a Senior Partner-Private Equity of Apollo since November 1998. Mr. Press joined Apollo in 1998. From 1992 to 1998, Mr. Press was associated with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings and related financing transactions. From 1987 to 1989, Mr. Press was a consultant with The Boston Consulting Group, a management consulting firm focused on corporate strategy. Mr. Press serves on the boards of directors of ADT, Inc. (NYSE: ADT) (January 2018 to present), PlayAGS, Inc. (NYSE: AGS) (January 2018 to present), Princimar Chemical Holdings, LLC and affiliated entities (December 2013 to present), LifePoint Health, Inc. (October 2015 to present), and Constellis Holdings, LLC and affiliated entities (August 2016 to present). Previously, he served on the boards of directors of Caesar’s Entertainment Corporation (NASD: CZR) (January 2008 to October 2017), Verso Paper Corp. (NYSE: VRS) (December 2008 to July 2016), Affinion Group Holdings, Inc. and its subsidiary Affinion Group Inc. (October 2005 to November 2015), Noranda Aluminum Holding Corporation (NYSE: NOR) (March 2007 to May 2015), Athene Holding Ltd. (June 2009 to February 2014), Athene Asset Management, L.P. (July 2009 to February 2014), Innkeepers USA (June 2007 to April 2010), Metals USA Holdings Corp. (November 2005 to April 2013), Quality Distribution, Inc. (NASD: QLTY) (May 2004 to May 2008), Wyndham International, Inc. (May 2005 to August 2005) and AEP Industries Inc. (NASD: AEPI) (June 2004 to February 2005). Mr. Press graduated magna cum laude from Harvard College with an A.B. in Economics and holds a J.D. from Yale Law School, where he was a Senior Editor of the Yale Law Review. Mr. Press was selected to serve on our board of directors because of his acute business judgment and his extensive experience serving on the boards of and advising publicly traded companies.

Scott S. Prince, 55, has been one of our directors since November 2013. Mr. Prince is also a Founding Member of GPS Investment Partners, LLC, an Executive Chairman of Merchant Investment Management and the Vice Chairman of Chiron Investment Management, LLC. Additionally, Mr. Prince is a Partner of Maxim Capital Group, a real estate investment and lending platform where he is a Member of the Board and Chairman of the Risk Committee. Mr. Prince was formerly Co-Managing Partner of Skybridge Capital from 2007 until 2011. Prior to Skybridge, Mr. Prince was a Partner at Eton Park Capital Management from launch in 2004 until 2007, where he headed global trading and the fund’s derivatives business. Mr. Prince was Co-Head of Equities Trading and Global Equity Derivatives at Goldman Sachs through 2004, where he was named a Partner in 1998, and served on the firm’s Finance Committee and the Equity Division’s Risk and Operating Committees. He was a Director of the International Securities Exchange from 2002 to 2004, a Member of the University of Pennsylvania’s Wharton Undergraduate Executive Board from 2008 to 2017 and has served as a Board Member of the Hope and Heroes Pediatric Cancer Foundation since 2001. Mr. Prince received a BS in Economics from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago. Mr. Prince was selected to serve as a director on our board of directors because of his significant finance and capital markets expertise.

Stuart A. Rothstein, 53, has been our President and Chief Executive Officer and one of our directors since March 2012. From September 2009 through April 1, 2013, Mr. Rothstein also served as our Chief Financial Officer, Treasurer and Secretary. He is also the Vice President of, and a member of the Investment Committee of, our Manager. Since 2009, Mr. Rothstein has been a partner and the Chief Operating Officer-Real Estate of Apollo. Mr. Rothstein is responsible for managing the day-to-day operations of the group as well as strategic planning and new business development. From its initial public offering in July 2011 through January 1, 2014, Mr. Rothstein served as the Chief Financial Officer, Treasurer and Secretary of AMTG. Prior to joining Apollo in 2009, Mr. Rothstein was a Co-Managing Partner of Four Corners Properties, a privately held real estate investment company. Previously, he was employed by KKR Financial Advisors, LLC, RBC Capital Markets, Related Capital Company and Spieker Properties, Inc. Mr. Rothstein graduated from the Pennsylvania State University with a B.S. in Accounting and received an MBA from the Stanford University Graduate School of Business. Mr. Rothstein was selected to serve on our board of directors because of the strategic leadership and business judgment he has demonstrated in his role as our President and Chief Executive Officer, and previously as our Chief Financial Officer, and his extensive managerial and executive experience.

Michael E. Salvati, 66, has been one of our directors since September 2009. Since December 2000, Mr. Salvati has been President at Oakridge Consulting, Inc., which provides interim management, management consulting and corporate advisory services to companies ranging in size from start-ups to multinational corporations. From February 2004 to May 2004, Mr. Salvati served as Chief Financial Officer of AMI Semiconductor, Inc. From September 1998 to February 2000, Mr. Salvati was Executive Vice President—Chief

Operating Officer of National Financial Partners Corp. (NYSE: NFP), an Apollo affiliated venture focusing on the consolidation of small financial services firms that service high net worth individuals. From June 1996 to June 1998, he was Chief Financial Officer of Culligan Water Technologies, Inc., where he oversaw the completion of nearly 50 acquisitions over a period of 18 months. Mr. Salvati was a partner at KPMG LLP from 1990 to 1996. Mr. Salvati is a Certified Public Accountant and member of the American Institute of Certified Public Accountants, Illinois CPA Society. He also serves as a member of the boards of directors of MidCap FinCo Holdings Limited, MidCap FinCo Intermediate Holdings Limited and MidCap FinCo Designated Activity Company (affiliates of Apollo), and he is a member of the audit committee, risk management committee and an alternate member of the conflicts committee of MidCap FinCo Designated Activity Company. Mr. Salvati’s previous board memberships include Global Power Equipment Group, Inc. (OTC: GLPW), Things Remembered, Inc., Lazydays, Inc., NCH Nu World Marketing, Ltd., Coho Energy, Inc. (OTC: COHIQ), Prime Succession, Inc., and Castle Holdco 4, Ltd., an Apollo affiliate. Mr. Salvati received a B.S. in microbiology and a M.S. in accounting from the University of Illinois at Champaign-Urbana. Mr. Salvati qualifies as an “audit committee financial expert” under the guidelines of the SEC. Mr. Salvati was selected to serve as a director on our board of directors due to his strong background in public accounting and auditing.

Our board of directors recommends a vote FOR the election of Messrs. Biderman, Kasdin, Press, Prince, Rothstein and Salvati and Ms. Michel as directors.

A plurality of all of the votes cast in the election of directors at the Annual Meeting is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR Messrs. Biderman, Kasdin, Press, Prince, Rothstein and Salvati and Ms. Michel unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

We have a majority vote policy for the election of directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation to our board of directors. Our Nominating and Corporate Governance Committee is required to promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. Our board of directors is required to take action with respect to this recommendation. Any director who tenders his or her resignation to our board of directors will not participate in the committee’s consideration or board action regarding whether to accept such tendered resignation. The policy is included in our Corporate Governance Guidelines and is more fully described below under “Corporate Governance—Corporate Governance Guidelines—Majority Vote Policy.”

In accordance with our Bylaws, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of the board of directors, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies, or until such director’s earlier resignation, death or removal.

There is no familial relationship among any of the members of our board of directors or executive officers. See “Corporate Governance—Director Independence.”

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors (the “Audit Committee”) has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Deloitte & Touche LLP has audited our financial statements since the fiscal year ended December 31, 2009 and has also provided certain tax services. Our board of directors is requesting that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Deloitte & Touche LLP for the fiscal years ended December 31, 2018 and 2017.

	For the Fiscal Year Ended December 31,
	2018	2017
Audit Fees(1)	$602,000	$572,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	124,078	113,544
All Other Fees(4)	161,500	220,000

Total	$887,578	$905,544

(1)

2018 and 2017 Audit Fees include: (i) the audit of the consolidated financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; and (iii) accounting consultation attendant to the audit.

(2)	There were no Audit-Related Fees incurred in 2018 or 2017.
(3)	2018 and 2017 Tax Fees include tax compliance, tax planning, tax advisory and related tax services.
(4)

2018 and 2017 All Other Fees include Deloitte & Touche LLP’s consents, comfort letters and other services related to SEC and other regulatory filings. Except as described in the previous sentence, there were no other professional services rendered by Deloitte & Touche LLP in 2018 and 2017.

The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by our Company’s external auditors and evaluate the effect thereof on the independence of the external auditors. All audit and tax services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year.

A majority of all of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

3. ADVISORY APPROVAL OF THE COMPENSATION OF OUR COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our named executive officers as disclosed in this Proxy Statement includes the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.

We do not have any employees. We are managed by ACREFI Management, LLC, our Manager, pursuant to the management agreement between us and our Manager dated as of September 23, 2009 (the “Management Agreement”). Under the Management Agreement, we pay our Manager the management fees described in “Certain Relationships and Related Transactions.” We do not have agreements with any of our executive officers or any employees of our Manager or its affiliates with respect to their cash compensation. Our named executive officers as described in this Proxy Statement are employees of our Manager or one of its affiliates and do not receive cash compensation from us for serving as our executive officers. Under the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits paid to our Chief Financial Officer, Jai Agarwal, based on the percentage of his time spent managing our affairs in that role. However, we did not and do not determine the compensation payable to Mr. Agarwal by our Manager.

Our Manager and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement are eligible to receive equity award compensation under the Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan (as amended and restated on February 27, 2017, the “2009 Equity Incentive Plan”). Our named executive officers are also eligible to receive such grants. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for a description of grants made under the 2009 Equity Incentive Plan.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the 2019 Annual Meeting:

RESOLVED, that the stockholders of our Company approve, on an advisory basis, the compensation payable to our named executive officers as disclosed in accordance with Securities and Exchange Commission rules in our Company’s Proxy Statement for our Company’s 2019 Annual Meeting, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in the Proxy Statement relating to our Company’s 2019 Annual Meeting.

Although this approval is advisory and non-binding, our board of directors and the Compensation Committee of our board of directors (the “Compensation Committee”) value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our named executive officers.

Our board of directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement.

A majority of all of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

4. APPROVAL OF THE AMENDED AND RESTATED APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. 2019 EQUITY INCENTIVE PLAN

Our board of directors adopted the 2019 Equity Incentive Plan on April 16, 2019, subject to the receipt of stockholder approval at the Annual Meeting. We are asking stockholders to approve the 2019 Equity Incentive Plan. Below is a summary of the principal provisions of the 2019 Equity Incentive Plan, a copy of which is set forth in full in Annex A to this proxy statement. The following description of the 2019 Equity Incentive Plan is qualified in its entirety by reference to Annex A.

If the 2019 Equity Incentive Plan is adopted by stockholders, no additional awards will be granted under the 2009 Equity Incentive Plan as it existed before this amendment and restatement. All outstanding awards granted under the 2009 Equity Incentive Plan will remain in effect in accordance with their terms. If the 2019 Equity Incentive Plan is not adopted by stockholders, the 2009 Equity Incentive Plan will remain in effect in accordance with its terms, and awards may be granted pursuant to the 2009 Equity Incentive Plan until September 23, 2019, the expiration of 10 years from the effective date of the 2009 Equity Incentive Plan.

We are asking stockholders to approve the 2019 Equity Incentive Plan, as it will allow us to continue to attract, motivate and retain talented individuals who are critical to our growth and success, as well as further align the interests of these individuals with those of our stockholders.

General

Our board of directors adopted the 2019 Equity Incentive Plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours, who are expected to provide significant services to our Company and its subsidiaries. The 2019 Equity Incentive Plan permits the granting of stock options, shares of restricted Common Stock, phantom shares, dividend equivalent rights, restricted stock units and other equity-based awards.

Amendment and Restatement. The 2019 Equity Incentive Plan amends and restates the 2009 Equity Incentive Plan and includes a number of amendments and improvements, including:

•

No “evergreen” provision. Replaces the prior “evergreen” provision, which provided for automatic increase of shares on an ongoing basis based on the outstanding shares amount, with a fixed share pool of 7,000,000 shares of Common Stock. Stockholder approval is required for any increase in such fixed share pool.

•	Non-employee director compensation limit. Adds a non-employee director compensation limit of $750,000 per year, taking into account both the value of stock awards and cash fees paid to the director.

•

Minimum vesting periods; repricing prohibited. Preserves prior amendments made in 2017 to further enhance the alignment of our compensation practices with the interests of our stockholders, by (1) providing for minimum vesting periods on equity-based awards under this plan and (2) prohibiting the repricing of options and share appreciation rights under this plan without stockholder approval.

•

Annual per-grantee share grant limit. Revises the maximum number of shares of our Common Stock that may be granted in respect of an award to a single plan participant during a single fiscal year to 500,000 shares.

•

Section 162(m)-related amendments. Removes provisions that pertained to the application of the performance-based pay exception to the compensation deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

•

Administrative and clarifying changes. Includes changes to provisions that address administration of the plan and includes changes clarifying the Compensation Committee’s discretion, powers, authority and prerogatives and ability to delegate its responsibilities under the plan when necessary or advisable.

Administration

The Compensation Committee has full authority to administer and interpret the 2019 Equity Incentive Plan, to authorize the granting of awards, to determine the eligibility of directors, officers, advisors, consultants and other personnel, personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, and any joint venture affiliates of ours to receive an award, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2019 Equity Incentive Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2019 Equity Incentive Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2019 Equity Incentive Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The 2019 Equity Incentive Plan is administered by the Compensation Committee of our board of directors or any subcommittee of our board of directors, as appointed by our board of directors; provided, however, that the Compensation Committee will at all times consist of two or more persons who, at the time of their appointment, each qualifies as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) under the Exchange Act.

Available Shares

The 2019 Equity Incentive Plan provides for grants of shares of restricted Common Stock and other equity-based awards up to 7,000,000 shares of Common Stock. If an option or other award granted under the 2019 Equity Incentive Plan expires, is forfeited or terminates, the shares subject to any portion of the award that expires, is forfeited or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. No shares will be treated as having been issued in settlement of a phantom share that provides for settlement only in cash and settles only in cash. In no event will shares (i) tendered or withheld on exercise of options or other grants for the payment of the exercise or purchase price or withholding taxes, (ii) not issued upon the settlement of a grant that by the terms of the award agreement would settle in shares of Common Stock (or could settle in shares of Common Stock), or (iii) purchased on the open market with cash proceeds from the exercise of options, again become available for other grants under the 2019 Equity Incentive Plan. Unless previously terminated by our board of directors, no new award may be granted under the 2019 Equity Incentive Plan after the tenth anniversary of the earlier of the date that such plan was initially approved by (i) our board of directors or (ii) our stockholders. No award may be granted under the 2019 Equity Incentive Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our Common Stock.

Awards Under the 2019 Equity Incentive Plan

Stock Options. The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the Compensation Committee. The exercise price of an option shall be determined by the Compensation Committee and reflected in the applicable award agreement. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant. Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee.

Shares of Restricted Common Stock. A restricted stock award is an award of shares of Common Stock that is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. Grants of shares of restricted Common Stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. A participant granted shares of restricted Common Stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares of restricted Common Stock. Although dividends may be paid on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as on shares of our Common Stock, holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.

Phantom Shares. Phantom shares, when issued, will reduce the number of shares available for grant under the 2019 Equity Incentive Plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of Common Stock, or if provided by the Compensation Committee, the right to receive the fair market value of a share of Common Stock in excess of a base value established by the Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of Common Stock (as may be elected by the participant or the Compensation Committee, as may be provided by the Compensation Committee at grant). The Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years.

Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Restricted Stock Units. Restricted stock units represent a promise to pay shares of our Common Stock upon the completion of a service-based vesting period.

Other Share-Based Awards. The 2019 Equity Incentive Plan authorizes the granting of other awards based upon shares of our Common Stock (including the grant of securities convertible into shares of Common Stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

Upon a change in control (as defined in the 2019 Equity Incentive Plan), the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments).

Other Changes

Our board of directors may amend, alter, suspend or discontinue the 2019 Equity Incentive Plan but cannot take any action that would materially impair the rights of a participant’s existing grants without the participant’s consent unless necessary for compliance with applicable law or legislation or to meet the requirements of any accounting standard or to correct an administrative error. To the extent necessary and desirable (including, as required by law or any stock exchange rules), our board of directors must obtain approval of our stockholders for any amendment that would, other than through adjustment as provided in the 2019 Equity Incentive Plan, increase the total number of shares of Common Stock reserved for issuance under the 2019 Equity Incentive Plan or change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2019 Equity Incentive Plan. In addition, repricing of options or stock appreciation rights granted under the 2019 Equity Incentive Plan will not be permitted without stockholder approval.

U.S. Federal Income Tax Consequences

The following discussion describes certain significant U.S. federal income tax consequences of participation in the 2019 Equity Incentive Plan to participants who are either citizens or individual residents of the United

States, as determined for U.S. federal income tax purposes (“U.S. Participants”). This summary is not a complete statement of applicable law and is based upon the Internal Revenue Code, the regulations promulgated thereunder, as well as administrative and judicial interpretations of the Internal Revenue Code as in effect on the date of this description. If U.S. federal tax laws, or the interpretations of such laws, change in the future, the information provided in this discussion may no longer be accurate.

We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of participation in the 2019 Equity Incentive Plan or the ownership and disposition of our Common Stock acquired pursuant to the 2019 Equity Incentive Plan or the U.S. tax treatment applied to awards granted under the 2019 Equity Incentive Plan. As a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and described herein.

This discussion does not address the tax treatment of certain special classes of U.S. Participants, such as U.S. expatriates or other individuals residing outside of the United States and persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address state, local or non-U.S. tax consequences, or the effect of gift, estate, inheritance taxes, Social Security or other payroll taxes.

Non-qualified Stock Options. A participant will not realize taxable income upon the grant of a non-qualified stock option. When a participant exercises a non-qualified stock option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute ordinary compensation income taxable to the optionholder. We will be entitled to a deduction equal to the amount of ordinary compensation income taxable to the participant.

Shares of Restricted Common Stock. The participant will not recognize any taxable income for federal income tax purposes in the year of an award of restricted Common Stock if the Common Stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The participant, however, may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as ordinary compensation income to the participant and will be taxable in the year in which the restrictions lapse. We generally will be entitled to a deduction for compensation paid equal to the amount treated as ordinary compensation income to the participant in the year in which the participant is taxed on the income, subject to the limitations of Section l62(m) of the Internal Revenue Code.

Phantom Shares. Generally when phantom shares are granted, there are no U.S. federal income tax consequences to the participant. Upon payment to of Common Stock or cash, if applicable, in respect of the phantom shares, the participant will recognize ordinary compensation income equal to the fair market value of the Common Stock received or the cash amount received, if applicable. We will generally be entitled to a deduction equal to the amount that the participant recognizes as ordinary compensation income upon the payment of Common Stock or cash.

Dividend Equivalents. A participant who receives an award of dividend equivalents will be required to recognize ordinary compensation income in the amount distributed to the participant under the award. Subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary compensation income.

Restricted Stock Units. A distribution of Common Stock or a payment of cash in satisfaction of restricted stock units will be taxable as ordinary compensation income when the distribution or payment is actually or constructively received by the participant. The amount taxable as ordinary compensation income is the aggregate fair market value of the Common Stock determined as of the date it is received or, in the case of a cash award, the amount of the cash payment. We will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the participant, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Our board of directors recommends a vote FOR the approval of the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan.

A majority of all of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

BOARD AND COMMITTEE MATTERS

Board of Directors

Our board of directors is responsible for overseeing our business and affairs. Our board of directors conducts its business through meetings and actions taken by written consent in lieu of meetings. During the year ended December 31, 2018, our board of directors held nine meetings. All of our directors attended at least 75% of the meetings of our board of directors and of the committees of our board of directors on which they served during 2018 (during the periods that they served). Six of the directors then serving on our board of directors attended our 2018 annual meeting of stockholders. Our board of directors’ policy, as set forth in our Corporate Governance Guidelines (the “Guidelines”), is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

Committees of the Board of Directors

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Mark C. Biderman (Chairperson), Michael E. Salvati and Scott S. Prince are the current members of the Audit Committee. In February 2019, Mr. Biderman was appointed to serve as the Chairperson of the Audit Committee. Our board of directors has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of Audit Committee members, the Guidelines, the Independence Standards (as defined below) and the written charter of the Audit Committee. Our board of directors has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors” in this Proxy Statement for a description of our directors’ respective backgrounds and experience), that Messrs. Salvati and Biderman each qualify as an “audit committee financial expert” for purposes of, and as defined by, the SEC rules and has the requisite accounting or related financial management expertise required by NYSE listing standards. In addition, our board of directors has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards.

The Audit Committee, which met six times during 2018, among other things, acts on behalf of our board of directors to discharge our board of directors’ responsibilities relating to our and our subsidiaries’ corporate accounting and reporting practices, the quality and integrity of our consolidated financial statements, our compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of our external auditors, the staffing, performance, budget, responsibilities and qualifications of our internal audit function and reviewing our policies with respect to risk assessment and risk management. The Audit Committee is also responsible for reviewing with management and external auditors our interim and audited annual financial statements as well as approving the filing of our interim financial statements, meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers disclosures related to any significant deficiencies in the design or operation of internal controls. The Audit Committee is charged with periodically discussing with our external auditors such auditors’ judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements. The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.apolloreit.com.

Compensation Committee. Scott S. Prince (Chairperson), Mark C. Biderman and Robert A. Kasdin are the current members of the Compensation Committee. In February 2019, Mr. Prince was appointed to serve as a member and the Chairperson of the Compensation Committee, and Mr. Salvati resigned as a member of the Compensation Committee. Our board of directors has determined that all of the members of the Compensation Committee are independent as required by the NYSE listing standards, the Guidelines, the Independence Standards (as defined below) and the written charter of the Compensation Committee. The Compensation

Committee, which met four times during 2018, is responsible for evaluating the performance of our Manager, reviewing the compensation and fees payable to our Manager under our Management Agreement, preparing compensation committee reports and administering the issuance of any shares of Common Stock or other equity awards issued to personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our officers, who are employees of our Manager or one of its affiliates, do not receive cash compensation from us for serving as our officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation payable to our Chief Executive Officer pursuant to our Company’s equity-based plans, evaluates the performance of our Chief Executive Officer in light of those goals and objectives, and determines the level of compensation payable to our Chief Executive Officer pursuant to our Company’s equity-based plans based on (i) this evaluation, (ii) the results of the most recent stockholder advisory vote on excutive compensation required by Section 14A of the Exchange Act, and (iii) any other factors which the Compensation Committee may, in its discretion, consider appropriate. Under our Management Agreement, we are responsible for reimbursing our Manager for our allocable share of the compensation and employee benefits paid to our Chief Financial Officer by our Manager based on the percentage of his or her time spent on our affairs and other corporate finance, tax, accounting, internal audit, legal, risk management, operations and compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs. The Compensation Committee is responsible for reviewing the information provided by our Manager to support the determination of our share of such costs. The Compensation Committee consults with our Manager when recommending to the board of directors the level of awards under the 2009 Equity Incentive Plan (as described below) to be payable to the personnel of our Manager and its affiliates. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.apolloreit.com.

Nominating and Corporate Governance Committee. Michael E. Salvati (Chairperson), Robert A. Kasdin and Scott S. Prince are the current members of the Nominating and Corporate Governance Committee. In February 2019, Mr. Salvati was appointed to serve as the Chairperson of the Nominating and Corporate Governance Committee. Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by the NYSE listing standards, the Guidelines, the Independence Standards (as defined below) and the written charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which met one time during 2018, is responsible for, among other things, reviewing periodically and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership, as well as seeking, considering and recommending to the board qualified candidates for election as directors and approving and recommending to the full board of directors the appointment of each of our officers. For a discussion of the consideration of diversity in the process by which candidates for director are considered for nomination by the Nominating and Corporate Governance Committee, and the process for identifying and evaluating nominees for director, including nominees recommended by security holders, please see “Corporate Governance—Identification of Director Candidates” in this Proxy Statement. The Nominating and Corporate Governance Committee reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance and annually recommends to the board of directors nominees for each committee of our board of directors. In addition, the committee annually facilitates the assessment of our board of directors’ performance as a whole and that of the individual directors and reports thereon to our board of directors. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, which is available for viewing on our website at www.apolloreit.com.

Report of the Audit Committee

The Audit Committee has furnished the following report for our fiscal year ended December 31, 2018:

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held six meetings in 2018. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Deloitte & Touche LLP, our independent registered public accounting firm. At these meetings, among other things, the Audit Committee reviewed the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, as well as our earnings releases. In addition, the Audit Committee and management discussed with Deloitte & Touche LLP, an independent registered public accounting firm, the overall scope and plans for its audit.

At a meeting held subsequent to December 31, 2018, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for the year ended December 31, 2018, and the related report prepared by Deloitte & Touche LLP. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also discussed with Deloitte & Touche LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), which included a discussion of Deloitte & Touche LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

The Audit Committee also discussed with Deloitte & Touche LLP its independence from us. Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by Deloitte & Touche LLP.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the

Audit Committee recommended to our board of directors that our audited consolidated financial statements for our fiscal year ended December 31, 2018 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and is presenting this selection to our stockholders for ratification.

Mark C. Biderman (Chairperson since February 14, 2019)

Michael E. Salvati (Chairperson through February 13, 2019)

Scott S. Prince

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF INDEPENDENT DIRECTORS

In 2018, Mr. Gault, the Chairman of our board of directors, earned a $225,000 annual base director’s fee, $125,000 of which is paid in cash and $100,000 of which is paid in shares of restricted Common Stock or other equity awards, and each of Messrs. Biderman, Kasdin, Prince and Salvati, the other independent directors, earned a $175,000 annual base director’s fee, $75,000 of which is paid in cash and $100,000 of which is paid in shares of restricted Common Stock or other equity awards. These shares of restricted Common Stock vest in full on the anniversary of the date of grant. Upon the declaration of a dividend payable to holders of shares of our Common Stock, our directors will receive dividend payments on the shares of restricted Common Stock they hold to the same extent, and in the same per share amounts, as other holders of our Common Stock. In addition, in 2018, the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee earned an annual cash retainer of $15,000, $10,000 and $10,000, respectively, and the other members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee earned an annual cash retainer of $7,500, $2,500 and $2,500, respectively. In 2019, the 2019 annual cash retainers for the Chairperson of the Audit Committee, the other members of the Audit Committee and the members of the Compensation Committee were increased to $20,000, $10,000 and $5,000, respectively. We also reimburse all members of our board of directors for their travel related expenses incurred in connection with their attendance at board and committee meetings.

Our independent directors are also eligible to receive grants of stock options, shares of restricted Common Stock, restricted stock units, phantom shares, dividend equivalent rights and other equity-based awards under the 2009 Equity Incentive Plan, which must be approved by the Compensation Committee.

We pay directors’ fees only to those directors who are independent under the NYSE listing standards.

The following table summarizes the compensation received by our independent directors in the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Jeffrey M. Gault	$125,000	$99,985	$224,985
Mark C. Biderman	92,500	99,985	192,485
Robert A. Kasdin	80,000	99,985	179,985
Scott S. Prince	92,500	99,985	192,485
Michael E. Salvati	95,000	99,985	194,985

(1)	Amounts in this column represent annual board, chair, committee chair and committee member fees paid to independent directors in 2018.
(2)	Amounts in this column represent the aggregate grant date fair value of awards granted in 2018.

Independent Directors Minimum Equity Ownership Guidelines

We believe that stock ownership by our independent directors is important in order to further align the interests inherent in stock ownership of these individuals and our stockholders. Our board of directors has adopted minimum equity ownership guidelines requiring each independent director to maintain a minimum number of shares of Common Stock having a market value equal to or greater than a multiple of three times such independent director’s annual cash retainer (excluding any portion of the retainer fee representing additional compensation for being a committee chairman). These mandatory ownership guidelines are intended to create a clear standard that encourages independent directors to remain invested in the performance of our stock price.

For purposes of the ownership guidelines, stock ownership includes any class of our equity securities, whether held directly or indirectly and whether vested or unvested, including restricted shares and shares deliverable upon settlement of restricted or unrestricted stock units. An independent director has three years from the date he or she becomes subject to the ownership guidelines to satisfy his or her respective requirements and come into compliance with the guidelines.

CORPORATE GOVERNANCE

Role of the Board and Risk Oversight

Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers.

In connection with their oversight of risk to our business, our board of directors and the Audit Committee consider feedback from our Manager concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks and any environmental risks, if applicable. The Audit Committee will also consider enterprise risk management. Our Manager regularly reports to our board of directors on our leverage policies, our asset acquisition process, any asset impairments and our compliance with applicable REIT and Investment Company Act of 1940 rules. Members of our board of directors routinely meet with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.

We maintain separate roles for our Chief Executive Officer and Chairperson of our board of directors.

Our board of directors believes that its composition protects stockholder interests and provides sufficient independent oversight of our Manager. A majority of our current directors are “independent” under NYSE standards, as more fully described elsewhere in this Proxy Statement under “—Director Independence.” The independent directors intend to meet separately from the personnel of our Manager on at least a quarterly basis and are very active in the oversight of our Company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our Manager and the selection and evaluation of directors.

Each independent director has the ability to add items to the agenda of board of directors’ meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board of directors and each board of directors’ committee have complete and open access to our Manager and its officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement.

Our board of directors believes that its majority independent composition and the roles that our independent directors perform provide effective corporate governance at the board of directors level and independent oversight of both our board of directors and our Manager. The current governance structure, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

In overseeing our corporate policies and our overall performance and direction, our board of directors has adopted the approach of operating in what it believes are the long-term best interests of our Company and our stockholders. In operating under these principles, our board of directors continuously reviews our corporate governance structure and considers whether any changes are necessary or desirable. As part of this review and in connection with the 2017 annual meeting of stockholders, our board of directors nominated Cindy Z. Michel as an additional director to strengthen board diversity and also implemented director stock ownership guidelines in an effort to better align our board with the interests of our stockholders. See “Compensation of Independent Directors—Independent Directors Minimum Equity Ownership Guidelines.”

We are aware that a proxy advisory firm has adopted a policy of recommending “withhold” votes for members of nominating and corporate governance committees of public companies that have governance documents that restrict the ability of stockholders to amend the bylaws. As part of our corporate governance review, our board of directors considered an amendment to our bylaws to allow our stockholders (without the concurrence of our board of directors) to implement bylaw amendments. After careful consideration of this matter, including the voting results at our 2017 and 2018 annual meetings of stockholders, our board of directors continues to believe that it remains in the best interests of our stockholders and our Company if authority to amend our bylaws is vested exclusively in our board of directors as is permitted by Maryland law. Since our initial public offering in 2009, authority to amend our bylaws has been vested exclusively with our board of directors. This arrangement has served our interests well, our board of directors believes, because under Maryland law, our directors owe legal duties to our Company that require them to act with a reasonable belief that their actions are in the best interests of our Company. On the other hand, under Maryland law, stockholders are not bound by any such legal duty and are permitted to take or to recommend actions that are in their own individual interests as stockholders without taking into account the broader interests of other stockholders or the interests of our Company. Beyond this factor, a significant percentage of our stockholders at any given time could consist of exchange traded or index funds that do not normally exercise independent judgment on matters presented to stockholders. In addition, in our discussions with our stockholders, none of our stockholders expressed any disagreement with or objection to our corporate governance policies, including the procedures for amending our bylaws. As a result of these factors, we believe that our directors are in the best position to consider possible future bylaw amendments (including those proposed by our stockholders in accordance with the provisions of our bylaws) and will adopt such amendments only after concluding that such amendments are in the best interests of our Company.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors and executive officers. The Code of Conduct was designed to assist directors and executive officers in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable governmental, state and local laws, compliance with securities laws, the use and protection of our Company assets, the protection of our confidential corporate information, dealings with the press and communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, health and safety, and conflicts of interest, including payments and gifts by third parties to directors and officers, outside financial interests of directors and officers that might be in conflict with our interests, access to our confidential records, corporate opportunities, and loans to directors and officers. The Code of Conduct is available for viewing on our website at www.apolloreit.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Corporate Governance Guidelines

Our board of directors has adopted Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities. Among the areas addressed by the Guidelines are the composition of our board of directors, its functions and responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our board of directors and committees.

Majority Vote Policy

The Guidelines provide for a majority vote policy for the election of directors. Pursuant to this policy, in any uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to our board of directors following certification of the stockholder vote. The Nominating and Corporate Governance Committee shall promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee shall consider all factors it deems relevant, which may include the stated reasons, if any, why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the withheld votes, the length of service and qualifications of the director, the director’s past and expected future contributions to our Company, the composition of our board of directors, and such other information and factors as members of the Nominating and Corporate Governance Committee shall determine are relevant.

Our board of directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days after the certification of the stockholder vote. Any director who tenders his or her resignation to our board of directors will not participate in the Nominating and Corporate Governance Committee’s consideration or board action regarding whether to accept such tendered resignation.

We will promptly disclose our board of directors’ decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC or in another broadly disseminated means of communication.

The Guidelines are available for viewing on our website at www.apolloreit.com. We will also provide the Guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Director Independence

The Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NYSE listing standards. In addition, as permitted under the Guidelines, our board of directors has adopted certain categorical standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. The Independence Standards are available for viewing on our website at www.apolloreit.com. Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that four of the seven nominees for re-election as directors—Mark C. Biderman, Robert A. Kasdin, Scott S. Prince and Michael E. Salvati—qualify as independent directors under the NYSE listing standards and the Independence Standards.

Review and Approval of Transactions with Related Persons

Our board of directors has adopted written policies and procedures for review, approval and ratification of transactions involving us and “related persons” (directors and executive officers, stockholders beneficially owning greater than 5% of our outstanding capital stock, or immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:

Policies

•

Any covered related party transaction must be approved by our board of directors or by a committee of our board of directors consisting solely of disinterested directors. In considering the transaction, our board of directors or any such committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.

•	On at least an annual basis, our board of directors or committee of disinterested directors will monitor the transaction to assess whether it is advisable for us to amend or terminate the transaction.

Procedures

•

Management or the affected director or executive officer will bring the matter to the attention of the Chairperson of the Audit Committee or, if the Chairperson of the Audit Committee is the affected director, to the attention of the Chairperson of the Nominating and Corporate Governance Committee.

•

The appropriate Chairperson shall determine whether the matter should be considered by our board of directors or by a committee of our board of directors consisting solely of disinterested directors (the “Appointed Committee”).

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable.

•

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to our board of directors or the Appointed Committee.

•

If a related party transaction will be ongoing, our board of directors or the Appointed Committee may establish guidelines for our Company’s management to follow in its ongoing dealings with the related party.

•	All related party transactions shall be disclosed in our applicable filings with the SEC as required under applicable securities law rules and regulations.

Identification of Director Candidates

In accordance with the Guidelines and its written charter, the Nominating and Corporate Governance Committee is responsible for identifying director candidates for our board of directors and for recommending director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.

We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing the long-term interests of our Company and its stockholders and have an inquisitive and objective perspective, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, regardless of gender, age or race, and recommends director candidates based upon contributions they can make to our board of directors and management and their ability to represent our long-term interests and those of our stockholders.

The Nominating and Corporate Governance Committee routinely maintains a list of potential director candidates and skill sets required by our board of directors. Upon determining the need for additional or replacement board members, the Nominating and Corporate Governance Committee assesses potential director candidates included on the list as well as other appropriate potential director candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of directors. The Nominating and Corporate Governance Committee may seek input on such director candidates from other directors, including the Chairperson of our board of directors and our Chief Executive Officer, and recommends director candidates to our board of directors for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but it will consider recommendations by stockholders with respect to elections to be held at an annual meeting. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

Hedging and Speculative Trading

Our board of directors has adopted, as part of our insider trading policy, prohibitions against our executives, directors and all employees, partners, directors and officers of Apollo engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of put options. In addition, such persons are prohibited from short-selling our securities or engaging in transactions involving other derivatives based on our securities, including options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our common stock (other than securities granted under our 2009 Equity Incentive Plan or a successor plan).

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Director Attendance at Annual Meetings of Stockholders

As set forth in the Guidelines, our policy is to encourage and promote the attendance by each director at all meetings of our stockholders.

Communications with the Board of Directors

Our board of directors has approved a process to enable communications with the independent members of the board of directors or the chairperson of any of the committees of the board of directors. Communications by email should be sent to stockholdercommunications@apolloreit.com. Communications by regular mail should be sent to the attention of our Secretary at our office at 9 West 57th Street, 43rd Floor, New York, New York 10019. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our board of directors. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our Secretary, or his or her delegate, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Our board of directors has approved this communication process.

In addition, any employee, partner, member, owner or principal of our Manager, any of our stockholders and any other person may make a good faith report to the Audit Committee regarding any questionable or unethical accounting or auditing matters via (a) our compliance hotline at 877-666-5677, (b) our compliance website at www.reportlineweb.com/apollolp; or (c) regular mail addressed to the Audit Committee of Apollo Commercial Real Estate Finance, Inc., c/o Apollo Global Management, LLC, 9 West 57th Street, 43rd Floor, New York, New York 10019.

Executive Sessions of Independent Directors

The independent directors serving on our board of directors intend to meet in executive sessions at least four times per year at regularly scheduled meetings of our board of directors. These executive sessions of our board of directors will be presided over by one of the independent directors serving on our board of directors selected on an ad-hoc basis.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Our President and Chief Executive Officer is Stuart A. Rothstein. Our Chief Financial Officer, Treasurer and Secretary is Jai Agarwal. For Mr. Rothstein’s biography, please see “Election of Directors—Information Regarding the Nominees for Re-Election as Directors.” The following sets forth the biographical information for Mr. Agarwal as of April 29, 2019.

Jai Agarwal, 44, has served as our Chief Financial Officer, Treasurer and Secretary since June 2016. Prior to joining Apollo in June 2016, he served from 2014 until May 2016 as the chief financial officer and treasurer of CM Finance Inc. (NASDAQ: CMFN). Prior to CM Finance, Mr. Agarwal was a senior vice president in Blackstone’s real estate finance group from 2012 to 2014 and director of finance and accounting from 2008 through 2012 at Capital Trust, Inc., the predecessor to Blackstone Mortgage Trust (NYSE: BXMT). Prior to that, from 2000 until 2007, Mr. Agarwal held positions in finance and investments at iStar Inc. (NYSE: STAR). Mr. Agarwal holds a Bachelor of Science from the University of Mumbai and is a Certified Public Accountant (inactive).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We have no employees. We are managed by ACREFI Management, LLC, our Manager, pursuant to our Management Agreement. Our Manager is an indirect subsidiary of Apollo, a leading global alternative investment manager with a contrarian and value oriented investment approach in private equity, credit and real assets. Apollo had total assets under management of approximately $280 billion as of December 31, 2018. Our Manager is led by an experienced team of senior real estate professionals who have significant experience in underwriting and structuring commercial real estate financing transactions. Through this structure, we benefit from Apollo’s global infrastructure and operating platform, through which we are able to source, evaluate and manage potential investments in our target assets.

Under the Management Agreement, we pay our Manager a management fee equal to 1.5% per annum of our stockholders’ equity (as defined in our Management Agreement), calculated and payable (in cash) quarterly in arrears. Our stockholders’ equity, for purposes of calculating the management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements. We are also responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of our Company or for certain services provided by our Manager to our Company. For additional details regarding payments under our Management Agreement, see “Certain Relationships and Related Transactions.”

We do not have agreements with any of our executive officers or any employees of our Manager or its affiliates with respect to their cash compensation. Our named executive officers for 2018, Mr. Rothstein, our Chief Executive Officer, and Mr. Agarwal, our Chief Financial Officer, are employees of our Manager or one of its affiliates.

Because we are an externally managed REIT and because our two named executive officers (our Chief Executive Officer and our Chief Financial Officer) are not our employees, our board of directors and the Compensation Committee do not set or determine the compensation that is paid by our Manager and its affiliates to these individuals. In addition, we do not pay nor do we reimburse our Manager for any portion of the compensation that is paid by our Manager and its affiliates to our Chief Executive Officer. However, under the terms of the Management Agreement, we do reimburse our Manager or its affiliates for our allocable share of the compensation (which includes annual base salary, bonus and any related withholding taxes and employee benefits) paid to the Chief Financial Officer that is supplied to us by our Manager under the Management Agreement. For the year ended December 31, 2018, the amount of Mr. Agarwal’s total compensation paid by our Manager that was allocable to us based on the percentage of his time spent managing our affairs was $601,166.

Executive Compensation Paid by our Manager and its Affiliates

As employees of Apollo, our Chief Executive Officer and our Chief Financial Officer are compensated by our Manager and its affiliates under compensation arrangements made with Apollo. The following information relating to these compensation arrangements have been provided to us by our Manager.

Apollo’s compensation philosophy is to seek to align the interests of its professionals with those of its investors and investors in the vehicles that it manages, including us. In setting compensation for its professionals, including our Chief Executive Officer and Chief Financial Officer, Apollo takes into consideration various factors in determining the total compensation payable to its professionals including the type, scope and level of responsibility of the professional, competitive market dynamics, the individual contributions made by the professional to the success of Apollo and corporate citizenship exhibited by the professional. With regard to the compensation that was paid by Apollo to our Chief Executive Officer and our Chief Financial Officer, Apollo also took into account the positive steps taken by our Company and the contributions made by these individuals to such success during 2018, including several accretive capital raising transactions, our ability to keep our capital substantially fully deployed during the entirety of year, our substantive investor outreach and engagement and our continued efforts to drive our Company’s growth and support the strength of our balance sheet and risk management activities. While each of these principles and factors is considered by Apollo in making compensation decisions, Apollo did not attempt to rank or assign relative weight to any of the above factors but rather applied its judgment in considering them in their entirety.

In setting compensation for its professionals, including our Chief Executive Officer and Chief Financial Officer, Apollo did not take into account the amount of the management fee we pay to our Manager. This approach focuses on the belief that a whole team of professionals at Apollo (in addition to our Chief Executive Officer and Chief Financial Officer) support our Company and these professionals not only support our efforts but also work on a broad range of activities for Apollo. As a consequence, no portion of the management fee paid to our Manager was allocated by our Manager to the compensation paid by Apollo to any of our named executive officers.

However, to put into context the compensation paid by Apollo to our named executive officers (our Chief Executive Officer and our Chief Financial Officer) in relation to our management fee, our Manager estimates the total compensation of the named executive officers paid by Apollo that was reasonably associated with their support of our Company represented less than 10% of the management fee paid by us to our Manager in 2018. Of the total compensation paid to our named executive officers by Apollo in 2018, approximately 17% was fixed (i.e., annual base salary), and approximately 83% was variable or incentive pay (i.e., bonus).

Equity Compensation

The Compensation Committee has granted, and may continue to grant, from time to time, equity-based awards designed to align the interests of our Manager and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement with those of our stockholders, by allowing our Manager and personnel of our Manager and its affiliates to share in the creation of value for our stockholders through stock appreciation and dividends. These equity-based awards are generally subject to time-based vesting requirements designed to promote retention and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to enable our Manager and its affiliates who support our Manager to attract, motivate and retain talented individuals. Our 2009 Equity Incentive Plan, as amended and restated (the “2009 Equity Incentive Plan”), provides for the issuance of equity-based awards, including restricted shares of Common Stock, restricted stock units, stock options, phantom shares, dividend equivalents and other awards based on our Common Stock. Restricted shares of Common Stock issued to our independent directors in respect to a portion of their annual director fees are also issued under this plan. In 2017, we amended and restated our 2009 Equity Incentive Plan to further enhance the alignment of our compensation practices with the interests of our stockholders, by (1) providing for minimum vesting periods on equity-based awards under this plan and (2) prohibiting the repricing of options and share appreciation rights under this plan without stockholder approval.

Our board of directors has delegated its administrative responsibilities under the 2009 Equity Incentive Plan to the Compensation Committee. In its capacity as plan administrator, the Compensation Committee has the authority to make awards to our Manager, directors and officers, and employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, and to determine what form the awards will take and the terms and conditions of the awards.

The Compensation Committee considers our performance as one of the important factors in determining the awards granted under the 2009 Equity Incentive Plan. The Compensation Committee in consultation with our Manager and executive officers, developed performance measures in order to link awards under the 2009 Equity Incentive Plan and our financial and operating performance. Accordingly, in evaluating our performance for 2018, the Compensation Committee considered the achievement of various qualitative measures of Company performance, including portfolio-related performance, operating performance, capital raising efforts, investor relations, business development and regulatory compliance. The Compensation Committee also considered quantitative performance objectives for 2018, including results of operations, financial performance ratios, stock performance metrics and dividends. In addition, the Compensation Committee considered individual contributions to our activity during 2018 by our executive officers and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. As a result of this review process, the Compensation Committee determined to make the grants set forth under “—2018 Equity Grants” below to personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including our named executive officers. The Compensation Committee has not adopted a formal equity incentive compensation program for 2019, and, to the extent the Compensation Committee determines to make grants during 2019, we expect that goals, business objectives and measures of our performance will be considered by the Compensation Committee, in consultation with our Manager and executive officers in determining whether to make, and the amount of any, such grants.

2018 Equity Grants

In December 2018, after consideration of our Company’s performance in light of the qualitative and quantitative performance measures set forth above under “—Equity Compensation” and after consultation with our Manager and senior management of affiliates of our Manager who provide services to us, the Compensation Committee approved the grant of 997,585 restricted stock units under the 2009 Equity Incentive Plan to personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including our named executive officers. Pursuant to the Compensation Committee’s approval, Mr. Rothstein and Mr. Agarwal received 115,000 and 14,100, respectively, of these restricted stock units. The restricted stock units vest in equal annual installments on the last day of each fiscal year over a period of three years, beginning with the first full fiscal year following the date of the original grant of such restricted stock units. In addition, the recipients have the right to receive, with respect to each restricted stock unit, cash distributions paid not later than 30 days after any ordinary cash distributions are paid to the holders of shares of our Common Stock. We will deliver to the recipients shares of Common Stock equal to the number of vested restricted stock units no later than March 15th following the year in which the applicable vesting date occurs. Please see “2009 Equity Incentive Plan and Other Matters—Awards Under the Plan” for a description of restricted stock units.

Say-on-Pay Vote

At our 2018 annual meeting of stockholders, we provided our stockholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers. The description of the compensation of our named executive officers in our proxy statement for our 2018 annual meeting of stockholders included, and this proxy statement includes, additional information relating to the compensation received by our named executive officers by our Manager, including the proportions of fixed, and variable or incentive pay. A vast majority of our stockholders (96.5%) that voted at the annual meeting of stockholders with respect to this advisory vote approved the compensation of our named executive officers as described in our proxy statement for our 2018 annual meeting of stockholders.

Stockholder Outreach and Analysis

During 2018, we continued to engage in stockholder outreach and discussions with stockholders in an effort to further discuss our Company and, among other things, its compensation philosophy.

Since our last annual meeting in June 2018, we have engaged with stockholders who represented in the aggregate more than 45% of our outstanding shares of Common Stock. Members of our management and our board of directors have participated in these discussions. We believe that all of these stockholders understood that we are an externally managed company and as such our named executive officers are not employed by us, but instead are employed by Apollo. In addition, they understood that, except for discretionary grants under the 2009 Equity Incentive Plan, we do not determine the compensation received by any of our named executive officers, we do not pay any of the compensation of our Chief Executive Officer and we only reimburse our Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits, paid to the Chief Financial Officer that is supplied to us by our Manager under the Management Agreement. None of the stockholders we contacted expressed any disagreement or objection with our compensation practices.

Compensation Committee Report

The Compensation Committee evaluates and establishes equity award compensation for our Manager and our directors and officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement and administers our 2009 Equity Incentive Plan. The Compensation Committee consults with our Manager when determining the level of grants under our 2009 Equity Incentive Plan to be payable to our Manager, our executive officers and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. While our management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The Compensation Committee believes that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Scott S. Prince (Chairperson since February 14, 2019)

Mark C. Biderman

Robert A. Kasdin

Michael E. Salvati (member and Chairperson through February 13, 2019)

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Compensation of Executive Officers

The following table summarizes the annual compensation received by our named executive officers in the 2018, 2017 and 2016 fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Stuart A. Rothstein(2), President and Chief Executive Officer	2018		—		—		$1,915,900		—		$1,915,900
	2017		—		—		$2,141,300		—		$2,141,300
	2016		—		—		$1,918,200		—		$1,918,200

Jai Agarwal(3),	2018		$225,000		$337,500		$234,906		$38,666		$836,072
Chief Financial Officer, Treasurer and Secretary (commenced serving as Chief Financial Officer, Treasurer and Secretary on June 15, 2016)	2017 2016	$ $	211,500 107,077	$ $	283,500 255,000	$ $	206,887 80,865	$ $	34,349 18,406	$ $	736,236 461,348

(1)

Amounts in this column represent the aggregate grant date fair value of awards of shares of restricted Common Stock or restricted stock units computed in accordance with FASB ASC Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 (Note 15, Share-Based Payments).

(2)	Mr. Rothstein is an employee of an affiliate of our Manager and is not paid cash compensation by us.
(3)

Mr. Agarwal is an employee of an affiliate of our Manager and is not paid cash compensation by us. For 2016, the amount in the column entitled “All Other Compensation” includes expenses in the amount of $9,977 and $8,429 associated with taxes and benefits, respectively, allocable to us based on the percentage of time spent managing our affairs in 2016 in his capacity as Chief Financial Officer, which we reimbursed to our Manager. For 2017, the amount in the column entitled “All Other Compensation” includes our allocable share of the expenses in the amount of $15,989 and $18,360 associated with taxes and benefits, respectively. For 2018, the amount in the column entitled “All Other Compensation” includes our allocable share of the expenses in the amount of $18,506 and $20,160 associated with taxes and benefits, respectively.

Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted during the 2018 fiscal year to our named executive officers.

Grants of Plan Based Awards for 2018

	Grant Date	Date of Board of Director Action	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Stuart A. Rothstein	12/31/2018	12/5/2018	115,000	$1,915,900
Jai Agarwal	12/31/2018	12/5/2018	14,100	$234,906

(1)	Amounts in this column represent restricted stock unit awards.
(2)	Amounts in this column represent the aggregate grant date fair value of awards granted in 2018.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to all outstanding equity-based awards held at the end of the 2018 fiscal year by each named executive officer.

	Stock Awards
Names	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Stuart A. Rothstein	230,001	$3,831,817
Jai Agarwal	23,124	$385,246

(1)	Represents restricted stock units granted pursuant to the 2009 Equity Incentive Plan, which vest in accordance with the terms of the applicable award agreements.
(2)	Based on the closing price of our Common Stock on the last business day of the fiscal year ended December 31, 2018— $16.66.

Option Exercises and Stock Vested

No stock options have been granted by our Company to date. The following table summarizes certain information regarding restricted stock unit awards that vested during the 2018 fiscal year with respect to the named executive officers.

	Stock Vested in 2018
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)(2)
Stuart A. Rothstein	110,000	$1,832,600
Jai Agarwal	5,319	$88,615

(1)

This value includes the value of vested restricted stock units for which the delivery of shares of Common Stock is currently deferred. The restricted stock units generally vest on an annual schedule over a period of time. Following the expiration of each vesting period, our Company will deliver shares of non-restricted Common Stock to the applicable named executive officers. Please see “2009 Equity Incentive Plan and Other Matters—Awards Under the Plan” for a more detailed description of the restricted stock units.

(2)

The Value Realized on Vesting column reflects the aggregate value realized with respect to all stock awards that vested in fiscal year 2018. The value realized in connection with each vesting of stock awards is calculated as follows: the number of vested shares underlying a restricted stock unit award multiplied by the closing price of the Common Stock on the vesting date. The value realized amounts are calculated in accordance with the rules and regulations of the SEC and may not reflect the amounts ultimately realized by the named executive officer.

Pension Benefits

Our named executive officers received no benefits in the 2018 fiscal year from us under defined pension or defined contribution plans.

Nonqualified Deferred Compensation

Our Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

Our named executive officers are employees of our Manager or its affiliates and therefore we generally have no obligation to pay them any form of compensation upon their termination of employment, except with respect to the restricted stock unit award agreements entered into between such named executive officers and our Company. These agreements provide that any unvested portion of the award shall be immediately and irrevocably forfeited upon a termination of the employment of the named executive officer by our Manager or its affiliates; including, a termination of employment due to such officer’s resignation, discharge, death or retirement.

In addition, the 2009 Equity Incentive Plan provides that, in the event of a “change in control” (as such term is defined in our 2009 Equity Incentive Plan), the Compensation Committee shall take any such action as in its discretion it shall consider necessary to maintain each grantee’s rights under the 2009 Equity Incentive Plan (including under grantee’s applicable award agreement) so that such grantee’s rights are substantially proportionate to the rights existing prior to such event, including, without limitation, adjustments in the number of shares, options or other awards granted, the number and kind of shares or other property to be distributed in respect of any options or rights previously granted under the plan, and the exercise price, purchase price and performance-based criteria established in connection with any grants (to the extent consistent with Section 162(m) of the Internal Revenue Code, as applicable).

2009 Equity Incentive Plan and Other Matters

We have adopted the 2009 Equity Incentive Plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours. The 2009 Equity Incentive Plan is administered by the Compensation Committee. If the 2019 Equity Incentive Plan is adopted by stockholders, no additional awards will be granted under the 2009 Equity Incentive Plan as it existed before the amendment and restatement. All outstanding awards granted under the 2009 Equity Incentive Plan will remain in effect in accordance with their terms. If the 2019 Equity Incentive Plan is not adopted by stockholders, the 2009 Equity Incentive Plan will remain in effect in accordance with its terms, and awards may be granted pursuant to the 2009 Equity Incentive Plan until September 23, 2019, the expiration of 10 years from the effective date of the 2009 Equity Incentive Plan. See “Approval of the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan.”

Awards Under the Plan

Shares of Restricted Common Stock. A restricted stock award is an award of shares of Common Stock that is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. Grants of shares of restricted Common Stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. A participant granted shares of restricted Common Stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares of restricted Common Stock. Although dividends may be paid on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as on shares of our Common Stock, holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.

Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Restricted Stock Units. Restricted stock units represent a promise to pay shares of our Common Stock upon the completion of a service-based vesting period.

Other Share-Based Awards. The 2009 Equity Incentive Plan authorizes the granting of other awards based upon shares of our Common Stock (including the grant of stock options, phantom shares, securities convertible into shares of Common Stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in control

Upon a change in control (as defined in the 2009 Equity Incentive Plan), the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments).

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock (“10% Holders”) to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ARI. Directors, executive officers and 10% Holders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms and amendments thereto filed during any given year.

Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to us and/or written representations from our directors, executive officers and 10% Holders that no other reports were required to be filed, we believe that for the year ended December 31, 2018 our directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of the Common Stock or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest, other than as described below.

Management Agreement

In connection with our initial public offering in September 2009, we entered into our Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business.

Pursuant to the terms of our Management Agreement, our Manager is paid a management fee equal to 1.5% per annum of our stockholders’ equity (as defined in our Management Agreement), calculated and payable (in cash) quarterly in arrears.

The current term of our Management Agreement expires on September 29, 2019 and will automatically renew on each anniversary for a one year term unless at least two-thirds of our Company’s independent directors vote to terminate the Management Agreement based upon (1) unsatisfactory performance by our Manager that is materially detrimental to our Company or (2) a determination that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination based on unfair fees by accepting a mutually acceptable reduction of management fees agreed to by at least two-thirds of our Company’s independent directors. Our Manager must be provided with written notice of any such termination at least 180 days prior to the expiration of the then existing term and will be paid a termination fee equal to three times the sum of the average annual management fee during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. Following a meeting by our board of directors on February 13, 2019 with respect to the Management Agreement, which included a discussion of our Manager’s performance and the level of the management fees thereunder, we determined not to terminate the Management Agreement.

For the period ended December 31, 2018, we incurred approximately $36.4 million in management fees. In addition to the management fee, we are also responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of our Company or for certain services provided by our Manager to our Company. For the year ended December 31, 2018, we recorded expenses totaling approximately $3.1 million related to reimbursements for certain expenses paid by our Manager on behalf of our Company. At December 31, 2018, we recorded a “payable to related party” liability that included approximately $9.8 million for management fees incurred but not yet paid.

AGRE Debt Fund I, L.P. Loan Commitment

In May 2018, we increased our outstanding loan commitment in an existing mezzanine loan through the acquisition of an additional $28.2 million interest in the same loan from AGRE Debt Fund I, L.P., a fund managed by an affiliate of our Manager and of which Q-2 Investment Partnership LP, an affiliate of Qatar Investment Authority, is the limited partner. Qatar Investment Authority is the parent of QH RE Asset Company LLC, a Qatar limited liability company and a beneficial owner of more than 5% of our Common Stock.

In June 2018, we increased our outstanding loan commitment through the acquisition of £4.8 million ($6.4 million assuming conversion into U.S. dollars) pari-passu interest in an existing subordinate loan from Apollo European Credit Fund, L.P., a fund managed by an affiliate of our Manager.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth information as of the Record Date regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) our named executive officers, (iii) our directors and director nominees and (iv) all of our directors, director nominees and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights. The percentages below are based on 136,281,597 shares of our Common Stock outstanding as of the Record Date.

	Common Stock Beneficially Owned
Name and Business Address(1)	Common Stock	Total	Percent of Class
Directors and Officers
Jeffrey M. Gault(2)(3)	42,605	42,605	*
Mark C. Biderman(2)(3)	52,167	52,167	*
Robert A. Kasdin(2)(3)	59,371	59,371	*
Cindy Z. Michel(4)	2,863	2,863	*
Eric L. Press(2)	210,108	210,108	*
Scott S. Prince(2)(3)	35,581	35,581	*
Stuart A. Rothstein(2)(4)	46,937	46,937	*
Michael E. Salvati(2)(3)	80,875	80,875	*
Jai Agarwal(4)	4,155	4,155	*
All directors, director nominees and executive officers as a group (9 persons)(3)(4)	534,662	534,662	*
Greater than 5% Beneficial Owners
BlackRock, Inc.(5)	20,154,770	20,154,770	14.8%
The Vanguard Group(6)	14,289,282	14,289,282	10.5%
QH RE Asset Company LLC(7)	10,493,529	10,493,529	7.7%

(*)	Represents less than 1% of issued and outstanding shares of Common Stock.
(1)	The business address of each director and named executive officer is c/o Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.
(2)	Each director and named executive officer has sole voting and investment power with respect to these shares.
(3)

Includes unvested shares of restricted Common Stock granted to our directors pursuant to our 2009 Equity Incentive Plan as follows: (a) Mr. Gault—11,783 shares of restricted Common Stock; (b) Mr. Biderman—11,339 shares of restricted Common Stock; (c) Mr. Kasdin—11,339 shares of restricted Common Stock; (d) Mr. Prince—11,339 shares of restricted Common Stock; and (e) Mr. Salvati—11,339 shares of restricted Common Stock.

(4)	Does not include restricted stock units granted under the 2009 Equity Incentive Plan as follows: (a) Ms. Michel—20,961; (b) Mr. Rothstein—230,001; and (c) Mr. Agarwal—23,124.
(5)

On its Schedule 13G/A filed with the SEC on January 24, 2019, BlackRock, Inc. reported sole voting power with respect to 19,867,518 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 20,154,770 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 15.1%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G/A. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

(6)

On its Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group reported sole voting power with respect to 133,538 shares of Common Stock beneficially owned by it, shared voting power with respect to 13,383 shares of Common Stock beneficially owned by it, sole dispositive power with repect to 14,168,767 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 120,515 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 10.67%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G/A. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

On its Schedule 13G filed with the SEC on February 12, 2018, QH RE Asset Company LLC reported sole voting power with respect to 10,493,529 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 10,493,529 shares of Common Stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 9.80%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. The Schedule 13G was filed by QH RE Asset Company LLC on behalf of itself and its parent, Qatar Investment Authority, which may be deemed a beneficial owner of the 10,493,529 shares of our Common Stock beneficially owned by its wholly owned subsidiary, QH RE Asset Company LLC. QH RE Asset Company LLC’s address is Ooredoo Tower, Diplomatic Area Street, West Bay, P.O. Box 23224, Doha, State of Qatar.

OTHER MATTERS

Our board of directors knows of no other business to be presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2020 annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 31, 2019 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the 2020 annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our Company’s proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to submit a director candidate for consideration for nomination at our 2020 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by 5:00 p.m., Eastern Time, on December 31, 2019, but in no event earlier than December 1, 2019.

Any such nomination or proposal should be sent to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019 and, to the extent applicable, must include the information and other materials required by our Bylaws.

DELIVERY OF MATERIALS

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our stockholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2018 Annual Report to stockholders, by providing access to these documents on the Internet. Accordingly, on or about [April 29], 2019, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be sent to our beneficial owners of Common Stock. The Notice provides instructions for accessing our proxy materials on the Internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email. Please follow the instructions included in the Notice.

The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a printed copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain stockholders of record of our Common Stock will be sent, by mail, this Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card on or about April 29, 2019.

The difference between a stockholder of record and a beneficial owner of shares is as follows:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and you will be sent the proxy materials by mail.

Beneficial Owner of Common Stock. If your shares are held in an account at an intermediary (bank or broker), then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for the Notice and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or copy of the proxy materials, as the case may be, addressed to each of those stockholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Stockholders who hold shares in “street name” (as described below) may contact their intermediaries to request information about householding.

If you have received notice from your broker, nominee or other intermediary, or us that your household will receive only one copy of our proxy materials, you will be deemed to have consented to this process unless you specifically revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each stockholder at your household, or if, at any time, you wish to resume receiving separate proxy materials, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker, nominee or other intermediary if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, such a record stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, Attn: Secretary or by calling our investor relations at (212) 515-3200.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT APOLLO COMMERCIAL REAL ESTATE FINANCE, INC., 9 WEST 57TH STREET, 43RD FLOOR, NEW YORK, NEW YORK 10019.

By Order of the Board

/s/ Jai Agarwal
Jai Agarwal
Chief Financial Officer, Treasurer and Secretary

New York, New York

April 29, 2019

ANNEX A

AMENDED AND RESTATED

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

2019 EQUITY INCENTIVE PLAN

1.    PURPOSE. The Plan is intended to provide incentives to directors, officers, advisors, consultants, key employees, and others expected to provide significant services to the Company and its Subsidiaries, including the personnel, employees, officers and directors of the other Participating Companies, to encourage a proprietary interest in the Company, to encourage such key personnel to remain in the service of the Company and the other Participating Companies, to attract new personnel with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies. In furtherance thereof, the Plan permits awards of equity-based incentives to key personnel, employees, officers and directors of, and certain other providers of services to, the Company or any other Participating Company.

2.    DEFINITIONS. As used in this Plan, the following definitions apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Award Agreement” shall mean a written agreement evidencing a Grant pursuant to the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise provided in an applicable Award Agreement, a termination of employment or service, based upon a finding by the Company, acting in good faith, after the occurrence of any of the following: (1) the Grantee is convicted or charged with a criminal offense; (2) the Grantee’s intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument, financial instrument or currency; (3) the Grantee’s dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company, the Manager or any of their respective affiliates or the Grantee’s engagement in conduct which is injurious to the Company, the Manager or any of their respective affiliates, monetarily or otherwise; (4) the Grantee’s intentional failure to comply with any reasonable directive by a supervisor in connection with the performance of any services on behalf of the Company, the Manager or any of their respective affiliates; (5) the Grantee’s intentional breach of any material provision of an Award Agreement or any other agreements of the Company, the Manager or any of their respective affiliates; (6) the Grantee’s material violation of any written policies adopted by the Company, the Manager or any of their respective affiliates governing the conduct of persons performing services on behalf of the Company, the Manager or any of their respective affiliates or the Grantee’s non-adherence to Apollo’s policies and procedures or other applicable Apollo compliance manuals; (7) the taking of or omission to take any action that has caused or substantially contributed to a material deterioration in the business or reputation of the Company, the Manager or any of their respective affiliates, or that was otherwise materially disruptive of their business or affairs; provided, however, that the term Cause shall not include for this purpose any mistake of judgment made in good faith with respect to any transaction respecting an investment made by the Company, the Manager or any of their respective affiliates; (8) the failure by the Grantee to devote a sufficient portion of time to performing services as an agent of a Participating Company without the prior written consent of such Participating Company, other than by reason of death or Disability; (9) the obtaining by the Grantee of any material improper personal benefit as a result of a breach by the Grantee of any covenant or agreement (including, without limitation, a breach by the Grantee of the Company’s code of ethics or a material breach by the Grantee of other written policies furnished to the

Grantee relating to personal investment transactions or of any covenant, agreement, representation or warranty contained in any limited partnership agreement); or (10) the Grantee’s suspension or other disciplinary action against the Grantee by an applicable regulatory authority; provided, however, that if a failure, breach, violation or action or omission described in any of clauses (4) to (7) is capable of being cured, the Grantee has failed to do so after being given notice and a reasonable opportunity to cure. As used in this definition, “material” means “more than de minimis.”

“Change in Control” means unless otherwise provided in an Award Agreement the happening of any of the following:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Grantee, the Grantee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii) any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Company or any subcommittee of the Board as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist of two or more persons who, at the time of their appointment, each qualifies as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act. However, the fact that a Committee member shall fail to qualify as a “Non-Employee” Director shall not invalidate any Grant granted by the Committee that is otherwise validly granted under the Plan.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” shall mean Apollo Commercial Real Estate Finance, Inc., a Maryland corporation.

“Data” has the meaning set forth in Section 33(a).

“DER” shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

“Disability” shall mean, unless otherwise provided by the Committee in the Grantee’s Award Agreement, the occurrence of an event which would entitle the Grantee to the payment of disability income under an approved long-term disability income plan or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Eligible Persons” shall mean officers, directors, advisors, personnel and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to one or more of the Participating Companies. For purposes of the Plan and to the extent consistent with applicable securities law, a provider of significant services (such as a consultant or advisor) to the Company or any other Participating Company shall be deemed to be an Eligible Person, but will be eligible to receive Grants (but in no event Incentive Stock Options), only after a finding by the Committee in its discretion that the value of the services rendered or to be rendered to the Participating Company is at least equal to the value of the Grants being awarded.

“Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Participating Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i)

If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange on the date in question (or, if no such price is available for such date, for the last preceding date on which there was a sale of Shares on such exchange), as determined by the Committee.

(ii)

If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices on the date in question for the Shares in such over-the-counter market (or, if no such average is available for such date, for the last preceding date on which there was a sale of Shares in such market), as determined by the Committee.

(iii)

If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the shares of Common Stock determined in accordance with the final regulations promulgated under Section 409A of the Code.

“Grant” shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Phantom Share, DER, or other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person. The Committee will determine the eligibility of personnel, employees, officers, directors and others expected to provide significant services to the Participating Companies based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Company of such individuals’ accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

“Grantee” shall mean an Eligible Person to whom Options, Restricted Stock, Phantom Shares, DERs, or other equity-based awards are granted hereunder.

“Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee of (i) the Company, or (ii) a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code.

“Manager” shall mean ACREFI Management, LLC, the Company’s manager.

“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

“Non-qualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

“Option” shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Participating Companies” shall mean the Company, the Subsidiaries, the Manager and, with the consent of the Committee, any of their respective affiliates and any joint venture affiliate of the Company.

“Performance Goals” has the meaning set forth in Section 13.

“Phantom Share” shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value” per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” shall mean the Company’s Amended and Restated 2019 Equity Incentive Plan, as set forth herein, and as the same may from time to time be amended.

“Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

“Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder.

“Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 15 of the Plan (if applicable).

“Subsidiary” shall mean any corporation, partnership, limited liability company or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company or by another subsidiary.

“Successors of the Optionee” shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person), between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous continuation of service of the Grantee (sufficient to constitute service as an Eligible Person) for a Participating Company. The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).

3.    EFFECTIVE DATE. The original effective date of the Plan was September 23, 2009. The Plan has been amended and restated effective [            ], 2019. The Plan shall terminate on, and no award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the most recent approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

4.    ADMINISTRATION.

(a)    Membership of Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes or the Board otherwise so elects, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)    Committee Meetings. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

(c)    Grant of Awards.

(i)

The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Award Agreement to an Eligible Person. In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (C) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate; (D) designate Grantees; (E) determine the type or types of Grants to be granted to a Grantee; (F) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Grants; (G) determine the terms and conditions of any Grant; (H) determine whether, to what extent, and under what circumstances Grants may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Grants or other property, or canceled, forfeited, or suspended and the method or methods by which Grants may be settled, exercised, canceled, forfeited, or suspended; (I) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Grants or other property and other amounts payable with respect to a Grant shall be deferred either automatically or at the election of the Grantee or of the Committee; (J) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Grant granted under, the Plan; (K) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (L) adopt sub-plans; and (M) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate, determine the extent, if any, to which Options, Phantom Shares, Shares (whether or not Shares of Restricted Stock), DERs or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee shall also cause each Incentive Stock Option to be designated as such, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company or a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code. The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Award Agreement. DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter. The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Grantees and other persons to the maximum extent permitted by law. Without limiting the generality of Section 24, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii)

Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Grant or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any officer, employee or director of the Company or its Subsidiaries, any Grantee, any holder or beneficiary of any Grant, and any stockholder of the Company.

(iii)

Notwithstanding clause (i) of this Section 4(c), unless otherwise required by law or exchange listing rules, any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Corporation who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

(d)    Awards.

(i)	Agreements. Grants to Eligible Persons shall be evidenced by written Award Agreements in such form as the Committee shall from time to time determine (which Award Agreements need not be in the same form as any other Award Agreement evidencing Grants under the Plan and need not contain terms and conditions identical to those applicable to any other Grant under the Plan or to those applicable to any other Eligible Persons). Such Award Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii)

Number of Shares. Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 15 hereof.

(iii)

Other than (A) as a result of a Termination of Service or (B) in connection with a Change in Control or an event set forth in Section 16 hereof, each Grant issued to an Eligible Person shall include a minimum vesting period of no less than one year from the date of Grant prior to which time no portion of the Grant shall be or become exercisable or free of restriction.

(iv)

Grants. Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(1)

to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2)

to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Award Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees;

(3)

to amend any outstanding Grant, subject to Section 17, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, if applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate;

(4)

to determine the circumstances, if any, upon which an award made under the Plan shall be subject to forfeiture in whole or in part as a result of a breach by the Grantee of a provision or covenant to which the Grantee is subject; and

(5)	generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

(e)    Delegation. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company and its Subsidiaries, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Grants to persons (i) who are Non-Employee Directors or (ii) who are subject to Section 16 of the Exchange Act.

5.    PARTICIPATION.

(a)    Eligibility. Only Eligible Persons shall be eligible to receive Grants under the Plan.

(b)    Limitation of Ownership. No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% of the outstanding shares of Common Stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

(c)    Stock Ownership. For purposes of Section 5(b) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which any person holds an Option shall be considered to be owned by such person.

(d)    Outstanding Stock. For purposes of Section 5(b) above, “outstanding shares” shall include all stock actually issued and outstanding immediately after the issue of the Grant to the Grantee. With respect to the stock ownership of any Grantee, “outstanding shares” shall include shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

6.    STOCK. Subject to adjustments pursuant to Section 15, no more than 7,000,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Grants under the Plan. Subject to adjustments pursuant to Section 15, (i) the maximum number of Shares with respect to which any Options may be granted in any one year to any Grantee shall not exceed 262,500, (ii) the maximum number of Shares that may underlie Grants, other than Grants of Options, in any one year to any Grantee shall not exceed 500,000, (iii) the maximum number of Shares with respect to which Incentive Stock Options may be granted over the life of the Plan shall not exceed 525,000 and (iv) the maximum value of shares of Common Stock subject to Grants granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed seven hundred and fifty thousand dollars ($750,000) in total value (calculating the value of any such Grants based on the grant date fair value of such Grants for financial reporting purposes). Notwithstanding the first sentence of this Section 6, (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan; and (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option, may be the subject of the issue of further Grants. No shares shall be deemed to have been issued in settlement of a Phantom Share that provides for settlement only in cash and settles only in cash. In no event shall shares (i) tendered or withheld on exercise of Options or other Grants for the payment of the exercise or purchase price or withholding taxes, (ii) not issued upon the settlement of a Grant that by the terms of the Award Agreement would settle in shares of Common Stock (or could settle in shares of Common Stock), or (iii) purchased on the open market with cash proceeds from the exercise of Options, again become available for other Grants under the Plan. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or previously issued Shares under the Plan. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate. Shares subject to DERs, other than DERs based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of this Section 6. Notwithstanding the limitations above in this Section 6, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6.

(a)    Substitute Awards. Grants may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common

Stock available for Grants of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Grants under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

7.    TERMS AND CONDITIONS OF OPTIONS.

(a)    Each Award Agreement with an Eligible Person shall state the Exercise Price. The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

(b)    Medium and Time of Payment. Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 21. If the applicable Award Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following, taking into account the desired accounting treatment and compliance with applicable law:

(i)	by a certified or bank cashier’s check;

(ii)

by the surrender of shares of Common Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

(iii)	by reduction of the Shares issuable upon exercise of the Option;

(iv)	by cancellation of indebtedness owed by the Company to the Grantee;

(v)

subject to Section 17(e), by broker-assisted cashless exercise using a broker reasonably acceptable to the Company, pursuant to which the Grantee delivers to the Company, on or prior to the exercise date, the Grantee’s instruction directing and obligating the broker to (a) sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and (b) remit to the Company a sufficient portion of the sale proceeds to pay the aggregate purchase price, no later than the third trading day after the exercise date;

(vi)

subject to Section 17(e), by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Grantee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such Shares be released to the Grantee until such note shall have been paid in full); or

(vii)	by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional shares of Common Stock resulting from a Grantee’s election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

(c)    Term and Nontransferability of Grants and Options.

(i)	Each Option under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the restrictions set forth in clauses (ii) through (v) below.

(ii)	No Option shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii)

No Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code and (iii) is otherwise appropriate and desirable.

(iv)	No Option shall be exercisable until such time as set forth in the applicable Award Agreement (but in no event after the expiration of such Grant).

(v)

No modification of an Option shall, without the consent of the Optionee or as required by applicable law or regulation or to meet the requirements of any accounting standard or to correct an administrative error, materially impair the rights of an Optionee under any Option previously granted.

(d)    Termination of Service, other than by Death, Disability, or for Cause. Unless otherwise provided in the applicable Award Agreement, upon any Termination of Service for any reason other than his or her death or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within 90 days after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited; provided, however, that, unless otherwise provided in the applicable Award Agreement, if there occurs a Termination of Service by a Participating Company for Cause, any Option not exercised in full prior to such termination shall be canceled.

(e)    Death of Optionee. Unless otherwise provided in the applicable Award Agreement, if the Optionee of an Option dies while an Eligible Person or within 90 days after any Termination of Service other than for Cause, and has not fully exercised the Option, subject to the restrictions of Section 4(c) above, the Option may be exercised at any time within 12 months after the Optionee’s death (or 12 months after the Optionee’s Termination of Service, if sooner) by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited.

(f)    Disability of Optionee. Unless otherwise provided in the Award Agreement, upon any Termination of Service for reason of his or her Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise the Option at any time within 12 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited.

(g)    Rights as a Stockholder. An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15.

(h)    Modification and Extension of Option. Within the limitations of the Plan, and only with respect to Options granted to Eligible Persons, the Committee may modify or extend outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor (but not including repricings, in the absence of stockholder approval). The Committee may modify or extend any Option granted to any Eligible Person, taking into consideration Rule 16b-3 under the

Exchange Act and Section 409A of the Code. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

(i)    Stock Appreciation Rights. The Committee, in its discretion, may (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate), also permit the Optionee to elect to exercise an Option by receiving Shares, cash or a combination thereof, in the discretion of the Committee and as may be set forth in the applicable Award Agreement, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Purchase Price, as determined as of the day the Option is exercised (an “SAR”).

(j)    Deferral. The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which Optionees will have Phantom Shares subject to Section 10 credited upon their exercise of Options, rather than receiving Shares at that time.

(k)    Other Provisions. The Award Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

8.    SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

(a)    In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans) required to be taken into account under Section 422(d) of the Code shall not exceed $100,000.

(b)    In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

(c)    If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

9.    PROVISIONS APPLICABLE TO RESTRICTED STOCK.

(a)    Vesting Periods. In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Award Agreement. Subject to the provisions of this Section 9, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b)    Grant of Restricted Stock. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to

Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

(c)    Certificates.

(i)

Each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Any such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 6, in addition to any legend that might otherwise be required by the Board or the Company’s charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN, AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. AT c/o APOLLO GLOBAL MANAGEMENT, LLC, 9 WEST 57TH ST., NEW YORK, NY 10019.

(ii)

The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Grant. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

(iii)	For purposes of clarity, nothing contained in the Plan shall preclude the use of non-certficated evidence of ownership that the Committee determines to be appropriate, including book entry.

(d)    Restrictions and Conditions. Unless otherwise provided by the Committee in an Award Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)

Subject to the provisions of the Plan and the applicable Award Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Award Agreement, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)

Except as provided in the foregoing clause (i), or in Section 15, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and receive dividends. Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee (or where permitted, transferee)

promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)

Termination of Service. Unless otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service for any reason, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee, if any, for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

10.    PROVISIONS APPLICABLE TO PHANTOM SHARES.

(a)    Grant of Phantom Shares. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the Granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

(b)    Term. The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

(c)    Vesting.

(i)	Subject to the provisions of the applicable Award Agreement and Section 10(c)(ii), Phantom Shares shall vest as provided in the applicable Award Agreement.

(ii)

Unless otherwise determined by the Committee in an applicable Award Agreement, in the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and the Grantee’s vested Phantom Shares shall be settled as set forth in Section 10(d).

(d)    Settlement of Phantom Shares.

(i)

Except as otherwise provided by the Committee, each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee (if any) or (C) in cash or by transfer of Shares as elected by the Company.

(ii)

Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, with respect to Phantom Shares of a Grantee which have a common Settlement Date (as defined below), the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years.

(iii)	(1) Except as otherwise provided by the Committee, the settlement date with respect to a Grantee is the first day of the month to follow the Grantee’s Termination of Service (“Settlement Date”).

(2)

Notwithstanding Section 10(d)(iii)(1), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(3)	Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee’s death.

(iv)

Notwithstanding any other provision of the Plan (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate), a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency” shall have the meaning provided in Section 409A of the Code and the regulations thereunder, as determined by the Committee in its sole discretion, provided that such Unforeseeable Emergency must cause a severe financial hardship to the Grantee resulting from (x) a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, (y) loss of the Grantee’s property due to casualty, or (z) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(3)	by future cessation of the making of additional deferrals with respect to Phantom Shares.

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

(e)    Other Phantom Share Provisions.

(i)

Except as permitted by the Committee, rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(ii)

A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(iii)

The Committee may (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iv)	Notwithstanding any other provision of this Section 10, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(v)

No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 11, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

(f)    Claims Procedures.

(i)

The Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(1)	approve the claim and take appropriate steps for satisfaction of the claim; or

(2)

if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 10(f) as the provision setting forth the claims procedure under the Plan.

(ii)

The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

11.    PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

(a)    Grant of DERs. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during a specified period determined by the Committee, which may be, for example, between the date a Grant is issued or vests, and the date such Grant is exercised, vests or expires. Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to DERs granted with respect to Options, such DERs shall be payable regardless of whether such Option is exercised. If a DER is granted in respect of another Grant hereunder, then, unless otherwise stated in the Award Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable.

(b)    Certain Terms.

(i)	The term of a DER shall be set by the Committee in its discretion.

(ii)	Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of the both, as determined by the Committee at the time of grant.

(c)    Other Types of DERs. The Committee may establish a program under which DERs of a type whether or not described in the foregoing provisions of this Section 11 may be granted to Eligible Persons. For example, without limitation, the Committee may grant a DER in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 11(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

(d)    Deferral.

(i)

The Committee may (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) establish a program under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.

(ii)

The Committee may establish a program under which distributions with respect to DERs may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

12.    OTHER EQUITY-BASED AWARDS. The Board shall have the right to grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock, and the grant of restricted stock units.

13.    PERFORMANCE GOALS. The Committee, in its discretion, shall in the case of Grants (including, in particular, Grants other than Options) intended to vest or become earned based on performance (“Performance-Based Grants”) (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Grants, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Grants to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full.

14.    TERM OF PLAN. Grants may be granted pursuant to the Plan until the expiration of 10 years from the effective date of the Plan.

15.    RECAPITALIZATION AND CHANGES OF CONTROL.

(a)    Subject to any required action by stockholders and to the specific provisions of Section 16, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, extraordinary cash dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(i)

the Absolute Share Limit, the Exercise Price of Options, the maximum aggregate number of Shares which may be made subject to Options and DERs under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, and the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan shall be appropriately adjusted by the Committee in its discretion;

(ii)

the Committee may provide for the cancellation of any one or more outstanding Grants and payment to the holders of such Grants that are vested as of such cancellation (including, without limitation, any Grants that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to paragraph (i) below), the value of such Grants, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option over the aggregate Exercise Price of such Option (it being understood that, in such event, any Option having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); and

(iii)

the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their applicable Award Agreements) so that they are, in their respective Options, Phantom Shares and DERs (and, as appropriate, other Grants under Section 12), substantially proportionate to the rights existing in such Options, Phantom Shares and DERs (and other Grants under Section 12) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and DERs (and other Grants under Section 12) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and DERs (and other Grants under Section 12, as applicable, (C) the Exercise Price, Purchase Price and Phantom Share Value, and (D) performance-based criteria established in connection with Grants; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15(a) had the event related to the Company.

Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Grants to reflect such equity restructuring.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Grants, the number of Shares (or units) available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

(b)    Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 15 shall be subject to the applicable restrictions and requirements imposed by Section 9, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

(c)    If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

(d)    The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

(e)    Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled. Subject to the terms of any applicable Award Agreement, in the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option and settling of each Phantom Share or, as applicable, other Grant under Section 12, shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

(f)    To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

(g)    Except as expressly provided in this Section 15, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

(h)    Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

(i)    Upon the occurrence of a Change in Control:

(i)

The Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, and the acceleration of the exercisability or vesting of awards granted under the Plan, cancellation of any Options or stock appreciation rights in return for payment equal to the Fair Market Value of Shares subject to an Option or stock appreciation right as of the date of the Change in Control less the exercise price applicable thereto (which amount may be zero) and settling of each vested Phantom Share or, as applicable, other Grant under Section 12), if any, provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

(ii)

Notwithstanding the provisions of Section 10, the Settlement Date for Phantom Shares shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

16.    EFFECT OF CERTAIN TRANSACTIONS. In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 15. In the event of such termination, all outstanding Options and Grants shall be exercisable to the extent then vested (taking into account any accelerated vesting provided by the Committee) for at least ten days prior to the date of such termination.

17.    SECURITIES LAW REQUIREMENTS.

(a)    Legality of Issuance. The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)

the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)

the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii)

each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof), DERs (or issuance of Shares in respect thereof), or other Grant under Section 12 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, DERs, other Grants or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(b)    Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 17 shall be conclusive and binding on all persons. Without limiting the generality of Section 6, stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(c)    Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

(d)    Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall, with the permission of the Committee, be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

(e)    Certain Loans. Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

18.    COMPLIANCE WITH SECTION 409A OF THE CODE.

(a)    Any Award Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(b)    With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution, to the extent it would constitute a payment of nonqualified deferred compensation within the meaning of Section 409A of the Code that is ineligible for an exemption from treatment as such, may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code).

(c)    Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto. Nothing contained herein is intended to provide assurances or an indemnity to any grantee regarding his personal tax treatment.

19.    AMENDMENT OF THE PLAN.

(a)    The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, taking into account applicable laws, regulations, exchange and accounting rules. The Board may otherwise amend the Plan as it shall deem advisable, except that no amendment may materially impair the rights of a Grantee under an award previously granted without the Grantee’s consent, unless effected to comply with applicable law or regulation or to meet the requirements of any accounting standard or to correct an administrative error.

(b)    Notwithstanding Section 19(a) above, or any other provision of the Plan, the repricing of an Option or SAR shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Option or SAR to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 15(a) hereof), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Option or SAR in exchange for another Grant at a time when its exercise or base price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a Change in Control or an event set forth in Section 16 hereof.

20.    APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

21.    TAX WITHHOLDING. Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. To the extent permitted by the Committee from time to time, a Grantee may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company Shares owned by the Grantee with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise by provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

22.    NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 22.

23.    RIGHTS TO EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company and its stockholders to terminate the individual’s employment or other service at any time.

24.    EXCULPATION AND INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee, in each case as constituted from time to time, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

25.    NO FUND CREATED. Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 25 any accounts established to facilitate the implementation of Section 10(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company). Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

26.    NO FIDUCIARY RELATIONSHIP. Nothing contained in the Plan (including without limitation Section 10(e)(iii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

27.    CAPTIONS. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

28.    GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY THE LAWS OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

29.    REGIONAL VARIATION. The Committee reserves the right to authorize the establishment of, and to grant Grants pursuant to, annexes, sub-plans or other supplementary documentation as the Committee deems appropriate in light of local law, rules and customs.

30.    NO CLAIM TO AWARDS. No Eligible Person or service provider to the Company or its Subsidiaries, or other Person, shall have any claim or right to be granted a Grant under the Plan or, having been selected for the grant of a Grant, to be selected for a grant of any other Grant. There is no obligation for uniformity of treatment of Grantees or holders or beneficiaries of Grants. The terms and conditions of Grants and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Grantee and may be made selectively among Grantees, whether or not such Grantees are similarly situated.

31.    WAIVER. By accepting a Grant under the Plan, a Grantee shall thereby be deemed to have waived any claim to continued exercise or vesting of a Grant or to damages or severance entitlement related to non-continuation of the Grant beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the service recipient and/or any shareholder of Participating Companies and the Grantee, whether any such agreement is executed before, on or after the date of grant.

32.    RECOUPMENT. The Grantee, by accepting a Grant, hereby acknowledges and agrees that the Grantee will be subject to any policy adopted by the Company that provides for the repayment or forfeiture of any Grants), including, without limitation, as a result of a required accounting restatement due to material noncompliance with a financial reporting requirement.

33.    DATA PRIVACY.

(a)    For Grantees in jurisdictions where consent is required to the collection, use and transfer of personal data, and to the extent permitted by law, as a condition of receipt of any Grant, each Grantee explicitly and unambiguously consents to such collection, use and transfer, in electronic or other form, as described in this Section 33 by and among, as applicable, the Company and any of its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. This paragraph (a) applies to such other Grantees. The Company and any of its affiliates may hold certain personal information about a Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its affiliates, details of all Grants, in each case, for the purpose of implementing, managing and administering the Plan and Grants (the “Data”). To the extent permitted by law, the Company and any of its affiliates may transfer the Data among themselves as necessary for the purpose of implementation, administration and management of a Grantee’s participation in the Plan, and the Company and any of its affiliates may each further transfer the Data to any third parties assisting the Company and any of its affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country, or elsewhere, and the Grantee’s country may have different data privacy laws and protections than the recipients’ country. To the extent permitted by law, through acceptance of a Grant, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its affiliates or the Grantee may elect to deposit any Shares. A Grantee may, at any time, view the Data held by the Company with respect to such Grantee, request additional information about the storage and processing of the Data with respect to such Grantee, recommend any necessary corrections to the Data with respect to the Grantee or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human capital representative. The Company may cancel the Grantee’s ability to participate in the Plan and, in the Committee’s sole discretion, the Grantee may forfeit any outstanding Grants if the Grantee refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Grantees may contact the Company’s human capital department.

(b)    For Grantees whose personal data is subject to the General Data Protection Regulation (EU) 2016/679 (“GDPR”), personal data (as defined in the GDPR) will be processed in accordance with the Company’s European Union privacy notice (which will be provided to such Grantees and is available upon request from the relevant Participating Company’s human capital department).

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Grants may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

i)	pre-tax income,

ii)	after-tax income,

iii)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

iv)	operating income or profit,

v)	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

vi)	earnings per share (basic or diluted),

vii)	return on equity,

viii)	returns on sales or revenues,

ix)	return on invested capital or assets (gross or net),

x)	cash, funds or earnings available for distribution,

xi)	appreciation in the fair market value of the Common Stock,

xii)	operating expenses,

xiii)	implementation or completion of critical projects or processes,

xiv)	return on investment,

xv)	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

xvi)	net earnings growth,

xvii)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

xviii)	related return ratios,

xix)	increase in revenues,

xx)	the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,

xxi)	net earnings,

xxii)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

xxiii)	number of securities sold,

- A-Exh. A-1-

xxiv)	earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period, and

xxv)

total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period).

xxvi)	economic value created,

xxvii)	operating margin or profit margin,

xxviii)	Share price or total shareholder return,

xxix)	cost targets, reductions and savings, productivity and efficiencies,

xxx)

strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

xxxi)

objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

xxxii)	any combination of, or a specified increase or improvement in, any of the foregoing.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

Unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate and may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

- A-Exh. A-2-

ANNUAL MEETING OF STOCKHOLDERS APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 12, 2019. The shares of stock you hold of record in your account or in a dividend reinvestment account, if applicable, as of the close of business on April 16, 2019 will be voted as you specify on the reverse side. If this proxy is executed but no choice is specified, the votes you are entitled to cast will be cast “FOR” the election of each of the Director nominees named in the accompanying Proxy Statement, and “FOR” Proposals 2, 3 and 4. The persons named as proxies below will vote in their discretion on any other matter that may properly come before the Meeting (defined below), or any adjournment or postponement thereof, or, if any of the named Director nominees are unable or unwilling to serve, “FOR” the election of any other nominees designated by the Board of Directors. By signing this proxy, you appoint Stuart A. Rothstein and Jai Agarwal, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on June 12, 2019 at 9:00 a.m., Eastern Time, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, and any postponement or adjournment thereof, to cast on your behalf all votes that you are entitled to cast at the Meeting and to otherwise represent you at the Meeting with all powers possessed by you if personally present at the Meeting. By signing the proxy, you revoke all prior proxies with respect to the Meeting and acknowledge receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein. (Continued and to be signed on the reverse side) ï,PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.ï, ANNUAL MEETING OF STOCKHOLDERS APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. June 12, 2019, 9:00 A.M. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 12, 2019. The 2019 Proxy Statement and our 2018 Annual Report to Stockholders are available at: http://www.viewproxy.com/apolloreit/2019

The Board of Directors recommends a vote “FOR” the election of all of the director nominees listed in Proposal 1, and “FOR” Proposals 2, 3 and 4. 1. Election of Directors. 01 Mark C. Biderman 02 Robert A. Kasdin 03 Cindy Z. Michel 04 Eric L. Press 05 Scott S. Prince 06 Stuart A. Rothstein 07 Michael E. Salvati FOR all nominees (except as marked) WITHHOLD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of the appointment of Deloitte & Touche LLP as Apollo Commercial Real Estate Finance, Inc.’s independent registered public accounting firm for the 2019 fiscal year. FOR AGAINST ABSTAIN 3. Approval, on an advisory basis, of the compensation of Apollo Commercial Real Estate Finance, Inc.’s named executive officers, as more fully described in the 2019 Proxy Statement. FOR AGAINST ABSTAIN 4. Approval of the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan. FOR AGAINST ABSTAIN Date Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Address Change/Comments: (If you noted Please indicate if you any Address Changes and/or Comments plan to attend this meeting above, please mark box.) ï,PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.ï, SCAN TO CONTROL NUMBER VIEW MATERIALS & VOTE PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/ARI Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.